UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Sirius XM Radio Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 27, 2010

To our Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Thursday, May 27, 2010, at 9:00 a.m., New York City time, in The Auditorium at The Equitable Center, 787 Seventh Avenue, New York, New York 10019. The annual meeting is being held to:

1. Elect the eight directors listed herein.

2. Approve a short-term stockholder rights plan (the “Rights Plan”) designed to preserve certain potential tax benefits to the company.

3. Extend for one more year our board of directors’ authority (through the approval of an amendment to our certificate of incorporation) to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-twenty-five, with the exact ratio to be set at a whole number within this range to be determined by our board of directors in its discretion, and (ii) reduce the number of authorized shares of our common stock as set forth in the proxy statement. Approval of this proposal would extend previous authority for a reverse stock split and reduction in shares that was approved at our 2009 annual meeting.

4. Ratify the appointment of KPMG LLP as our independent registered public accountants for 2010.

5. Transact any other business that may properly come before the meeting and any adjournments thereof.

Only stockholders of record at the close of business on          , 2010 are entitled to vote at the annual meeting. A list of stockholders entitled to vote will be available for examination for the ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m., New York City time, at our offices at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

Whether or not you expect to attend in person, we urge you to vote your shares via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. If you wish to vote your shares by mail, an addressed envelope for which no postage is required if mailed in the United States is enclosed.

Voting over the Internet or by telephone is fast, convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage and proxy tabulation costs. If you received a paper copy of the proxy materials, please do not return the enclosed paper ballot if you are voting over the Internet or by telephone.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to stockholders. Admission to the meeting will be on a first-come, first-served basis. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date to enter the meeting. Cameras, recording devices and other electronic equipment will not be permitted in the meeting.

By Order of the Board of Directors,

PATRICK L. DONNELLY
Executive Vice President, General Counsel and Secretary

New York, New York
April   , 2010

i

Page

EXECUTIVE COMPENSATION	15
Compensation Discussion and Analysis	15
Compensation Committee Report	22
Summary Compensation Table	22
Grants of Plan-Based Awards in 2009	23
Outstanding Equity Awards at Fiscal Year End 2009	24
Option Exercises and Stock Vested for 2009	26
Non-Qualified Deferred Compensation for 2009	26
Potential Payments Upon Termination or Change-in-Control	26
Director Compensation Table for 2009	30
ITEM 1 — ELECTION OF DIRECTORS	32
Common Stock Director Nominees	34
Preferred Stock Director Designees	35
ITEM 2 — ADOPTION OF THE RIGHTS PLAN	36
ITEM 3 — EXTEND FOR ONE MORE YEAR OUR BOARD OF DIRECTORS’AUTHORITY (THROUGH THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION) TO EFFECT A REVERSE STOCK SPLIT AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK	39
ITEM 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	46
Principal Accountant Fees and Services	47
Pre-Approval Policy for Services of Independent Auditor	47
Report of the Audit Committee	48
OTHER MATTERS	50
APPENDIX A — RIGHTS AGREEMENT	A-1
APPENDIX B — FORM OF CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	B-1

ii

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of Sirius XM Radio Inc. to be held on Thursday, May 27, 2010, beginning at 9:00 a.m., New York City time, in The Auditorium at The Equitable Center, 787 Seventh Avenue, New York, New York 10019, and at any postponements or adjournments thereof. This proxy statement is being distributed or made available, as the case may be, to stockholders on or about April   , 2010.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to Sirius XM Radio Inc., Attention: Corporate Secretary, 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting, including:

•	the election of eight directors to our board (Joan L. Amble, Leon D. Black, Lawrence F. Gilberti, Eddy W. Hartenstein, James P. Holden, Mel Karmazin, James F. Mooney and Jack Shaw — these eight directors are referred to as the “Common Stock Directors”), which will be voted upon by the holders of our common stock and our Series A Convertible Preferred Stock, voting together as a single class;

•	the approval of a short-term stockholder rights plan (the “Rights Plan”) designed to preserve certain potential tax benefits for the company, which will be voted on by holders of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock, voting together as a single class;

•	the extension for one more year our board of directors’ authority (through the approval of an amendment to our certificate of incorporation) to effect a reverse stock split of our common stock and reduce the number of authorized shares of our common stock at any time prior to June 30, 2011 as set forth in Item 3 below, which will be voted upon by holders of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock, voting together as a single class, and by holders of our common stock, voting as a separate class;

•	the ratification of the appointment of KPMG LLP as our independent registered public accountants, which will be voted upon by the holders of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock, voting together as a single class; and

•	such other business that may properly be conducted at the annual meeting or any adjournment or postponement thereof.

An affiliate of Liberty Media Corporation owns all of the outstanding shares of our Series B-1 Preferred Stock. That holder of the Series B-1 Preferred Stock does not have the right to vote with the holders of our common stock and the holders of our Series A Convertible Preferred Stock to elect the Common Stock Directors at the annual meeting. Instead, the Series B-1 Preferred Stock is entitled to designate and elect members of our board of directors proportional to its interest in the company (the “Preferred Stock

Directors”). John C. Malone, Gregory B. Maffei and David J.A. Flowers were elected to our board of directors in 2009 as Preferred Stock Directors.

At the annual meeting, management will also report on our performance and respond to questions from stockholders.

What are the voting rights of the holders of our common stock and our preferred stock?

Each holder of our common stock is entitled to one vote per common share on all matters to be acted upon at the annual meeting and the holder of our Series A Convertible Preferred Stock is entitled to 1/5 of a vote per share of our Series A Convertible Preferred Stock on all matters to be acted upon at the annual meeting. Holders of our common stock are also entitled to vote separately as a class to approve the amendment to our certificate of incorporation.

The holder of our Series B-1 Preferred Stock does not have the right to vote with the holders of our common stock and our Series A Convertible Preferred Stock to elect the Common Stock Directors at the annual meeting. On all other matters submitted to a vote of the holders of our common stock, the holder of our Series B-1 Preferred Stock is entitled to slightly less than 207 votes per share of Series B-1 Preferred Stock, voting together with the holders of our common stock and our Series A Convertible Preferred Stock as a single class. On the record date,           shares of our common stock were outstanding. In addition, 24,808,959 shares of our Series A Convertible Preferred Stock, representing aggregate voting power of 4,961,792 shares of common stock, and 12,500,000 shares of our Series B-1 Preferred Stock, representing aggregate voting power of 2,586,976,762 shares of common stock, were outstanding.

As of the Record Date, holders of our common stock and our Series A Convertible Preferred Stock held approximately 60% of the general voting power, and holders of our Series B-1 Preferred Stock held approximately 40% of the general voting power. General voting power refers to all securities entitled to vote at the annual meeting. With respect to an individual proposal, voting power refers to all securities entitled to vote on the proposal.

What vote is required to approve each item?

Assuming the presence of a quorum, the eight Common Stock Directors who receive the most votes from the holders of shares of our common stock and our Series A Convertible Preferred Stock for their election will be elected. That is the affirmative vote of a plurality in voting power of our common stock and our Series A Convertible Preferred Stock voting together as a single class, present, in person or by proxy and entitled to vote is required for the election of the Common Stock Directors. Abstentions and broker non-votes will have no effect on the outcome of the elections.

The affirmative vote of a majority in voting power of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Convertible Preferred Stock, voting together as a single class, present, in person or by proxy, and entitled to vote is required for the approval of the Rights Plan and to act upon any other matter that may properly come before the meeting. Abstentions will have the same effect as negative votes and broker non-votes will have no effect on the outcome.

Approval of an amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock at a ratio of not less than one-for-two and not more than one-for-fifty, with the exact ratio to be set at a whole number within this range to be determined by our board of directors, together with the reduction in the number of authorized shares of our common stock as set forth in Item 3 below, requires the affirmative vote of a majority of the voting power of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock, voting together as a single class, and a majority of holders of our common stock, voting as a separate class. Abstentions will have the same effect as negative votes.

The affirmative vote of the holders of a majority of the voting power of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock, voting together as a single class, present, in person or by proxy, and entitled to vote on the proposal is required to ratify the appointment of KPMG LLP as our independent registered public accountants and to act upon any other matter that may properly come before the meeting. Abstentions will have the same effect as negative votes.

When will voting results be available?

We will announce preliminary results at the annual meeting. We will report final results in a Current Report on Form 8-K shortly after the meeting.

Who can attend the annual meeting?

Subject to space availability, all stockholders as of          , 2010 (the “Record Date”), or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m., New York City time.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock entitled to vote at the annual meeting is necessary to constitute a quorum to transact business. In addition, the presence, in person or by proxy, of a majority of the voting power of the issued and outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum to transact business with regards to the proposal amending our certificate of incorporation. If a quorum is not present or represented at the annual meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the annual meeting from time to time without notice or other announcement until a quorum is present or represented. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

What is a broker non-vote?

Brokers who hold shares on behalf of their customers have the authority to vote on certain proposals when they have not received instructions from beneficial owners. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the matter is not routine and therefore the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

What if I don’t return my proxy card and don’t attend the annual meeting?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you hold your shares in “street name”, and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the amendment of our certificate of incorporation and the ratification of the independent registered public accountants for 2010. However, your record holder cannot vote your shares without your specific instructions on the election of the directors and the proposal for the ratification of the Rights Plan. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors and the Rights Plan is counted.

For the aforementioned proposals for which a broker cannot vote without your instruction, if you do not provide voting instructions to your broker on such proposals, the votes will be considered “broker non-votes” and will not be counted in determining the outcome of the vote. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.

How do I vote?

Stockholders of record can vote as follows:

•	Via the Internet: Stockholders may vote through the Internet at www.proxyvoting.com/siri by following the instructions included with your proxy card. You will need the 12-digit Control Number included on your proxy card to obtain your records and to create an electronic voting instruction form.

•	By Telephone: Stockholders may vote by telephone 1-866-540-5760 by following the instructions included with your proxy card. You will need the 12-digit Control Number included on the proxy card in order to vote by telephone.

•	By Mail: Stockholders who received a proxy card along with a proxy statement from us, may sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.

•	At the Meeting: If you attend the annual meeting, you may vote in person by ballot, even if you have previously returned a proxy card or otherwise voted.

If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 5:00 p.m., New York City time, on Wednesday, May 26, 2010. “Street name” stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares.

This proxy statement and the 2009 Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/siri.

What is householding?

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this proxy statement and annual report is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of our proxy statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of this proxy statement and annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years should be directed to: Sirius XM Radio Inc., Attention: Corporate Secretary, 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

Stockholders of record residing at the same address and currently receiving multiple copies of this proxy statement may contact our Corporate Secretary to request that only a single copy of our proxy statement be mailed in the future.

Can I change my vote?

Yes. You may change your vote at any time before your shares are voted at the annual meeting by:

•	Notifying our Corporate Secretary in writing at Sirius XM Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020 that you are revoking your proxy; or

•	Executing and delivering a later dated proxy card or submitting a later dated vote by telephone or the Internet; or

•	Voting in person at the annual meeting.

However, if you have shares held through a brokerage firm, bank or other custodian, you may revoke your instructions only by informing the custodian in accordance with any procedures it has established.

Who will count the votes?

A representative of BNY Mellon Shareowner Services will tabulate the votes and act as inspector of elections.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. We are soliciting your vote so that all shares of our common stock may be voted at the annual meeting.

Whom am I designating as my proxy?

You will be designating Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, and Ruth A. Ziegler, our Senior Vice President and Deputy General Counsel, as your proxies. However, you may appoint a person (who need not be a stockholder) other than Patrick L. Donnelly and Ruth A. Ziegler to represent you at the meeting by completing another proper proxy.

How will my proxy vote my shares?

Your proxy will vote according to your instructions. If you complete your proxy card but do not indicate your vote on one or all of the business matters, your proxy will vote “FOR” all items. In addition, your proxy is authorized to vote on any other business that properly comes before the annual meeting in accordance with the recommendation of our board of directors.

What happens if a nominee for director is unable to serve as a director?

If any Common Stock Director nominee becomes unavailable for election, votes will be cast for such substitute nominee or nominees as may be designated by our board of directors, unless our board of directors reduces the number of directors on our board.

Who is soliciting my proxy, and who will pay the costs of the solicitation?

SIRIUS XM is soliciting your proxy. The cost of soliciting proxies will be borne by SIRIUS XM, which has engaged MacKenzie Partners, Inc. to assist in the distribution and solicitation of proxies. We have agreed to pay MacKenzie $10,000 and reimburse the firm for its reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Our directors, officers and employees may solicit proxies on our behalf by telephone or in writing.

What is the purpose of the Rights Plan?

Our rights plan was adopted in April 2009. The purpose of the Rights Plan is to help preserve the long-term value of our NOLs. The Rights Plan is designed to deter the acquisition of our common stock in excess of amounts that could inhibit our ability to use the NOLs to reduce our future taxable income.

What are NOLs, and how important are the NOLs?

NOLs are net operating losses (“NOLs”) for U.S. federal income tax purposes. We had approximately $8 billion of NOLs as of December 31, 2009. NOLs are a significant asset that could save up to almost $2.8 billion in taxes over the next 17 years. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of NOLs that we can ultimately use to reduce our federal taxable income. Although we are unable to quantify an exact value, we believe the NOLs are a very valuable asset. Our board of directors believes that the Rights Plan is an important tool in avoiding adverse impacts to our NOLs that could result from an “ownership change” for tax purposes.

What acquisitions will the Rights Plan deter?

Subject to certain limited exceptions, the Rights Plan would restrict any person from buying our common stock if the acquisition would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” as defined under the federal securities laws) owning 4.9% or more of our common stock.

Will the board of directors be able to make exceptions for acquisitions that would otherwise be restricted?

Yes, our board of directors may, in its sole discretion, exempt any person or group from triggering the dilutive effect of the Rights Plan.

How long would the Rights Plan be in place?

The Rights Plan would expire on the earliest of (i) August 1, 2011, (ii) the rights being redeemed pursuant to the Rights Plan, (iii) the rights being exchanged pursuant to the Rights Plan, (iv) the repeal of applicable provision of the tax laws, or any successor statute, if our board of directors determines that the Rights Plan is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year to which our board of directors determines that no tax benefits may be carried forward, and (vi) June 30, 2010, if the Rights Plan has not been approved by our stockholders.

Why are you seeking approval of the authority to effect a reverse stock split?

On September 15, 2009, we received notice from the NASDAQ Stock Market that our common stock had closed below $1.00 per share for 30 consecutive business days and was therefore not in compliance with the NASDAQ Marketplace Rule that requires the $1.00 per share minimum closing bid price. On March 16, 2010, we received a letter from the NASDAQ staff stating that we had not regained compliance with the $1.00 minimum closing bid price requirement for continued listing under NASDAQ Listing Rule 5450(a)(1) during the allowed grace period. We have been granted a hearing before a NASDAQ Hearings Panel to appeal the staff’s determination. This request automatically stayed any action to delist our common stock from The NASDAQ Global Select Market until the hearing procedures have concluded. The purpose of any reverse stock split would be to increase the per share trading value of our common stock above $1.00 if necessary to comply with such rule. We meet all of the NASDAQ Global Select Market’s continued listing criteria, other than the minimum bid price requirement. Our board of directors intends to effect the reverse stock split only if the implementation of the reverse stock split is determined by the board of directors to be in the best interests of the company and its stockholders.

When, and how, do I submit a proposal for next year’s annual meeting of stockholders?

To be eligible for inclusion in our proxy statement and form of proxy for next year’s annual meeting, stockholder proposals must be submitted in writing by the close of business on December 24, 2010, which would be at least 120 days prior to the anticipated 2011 meeting, to our Corporate Secretary, Sirius XM Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

If any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) is instead sought to be presented directly at next year’s annual meeting, the proxies may vote in their discretion if (a) we receive notice of the proposal before the close of business on March 9, 2011 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) we do not receive notice of the proposal prior to the close of business on March 9, 2011. Notices of intention to present proposals at next year’s annual meeting should be addressed to our Corporate Secretary, Sirius XM Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

STOCK OWNERSHIP

Who are the principal owners of SIRIUS XM’s stock?

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2010 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer, and options to acquire our common stock that are exercisable currently or become exercisable within 60 days. We believe that the beneficial owner of the common stock listed below, based on information furnished by this owner, has sole investment and voting power with respect to these shares.

	Shares Beneficially
	Owned as of
	February 28, 2010
Name and Address of Beneficial Owner of Common Stock	Number	Percent

Liberty Media Corporation(1)	2,586,976,762	40%
12300 Liberty Boulevard Englewood, CO 80112

(1)	Liberty Radio LLC, an affiliate of Liberty Media Corporation, owns 12,500,000 shares of our Series B-1 Preferred Stock. Each share of our Series B-1 Preferred Stock is convertible into 206.9581409 shares of our common stock. Our Series B-1 Preferred Stock is convertible into an aggregate of 2,586,976,762 shares of our common stock.

How much stock do the directors and executive officers of SIRIUS XM own?

The following table shows the number of shares of common stock beneficially owned by each of our directors, our Chief Executive Officer, our Chief Financial Officer and the four other most highly compensated executive officers as of February 28, 2010. The table also shows common stock beneficially owned by all of our directors and executive officers as a group as of February 28, 2010.

			Shares
	Number of Shares	Percent	Acquirable
Name of Beneficial Owner	Beneficially Owned(1)	of Class	within 60 days

Joan L. Amble	304,559	*	—
Leon D. Black(2)	333,584	*	—
David J. Flowers(3)	—	*	—
Lawrence F. Gilberti	1,293,106	*	—
Eddy W. Hartenstein	350,559	*	—
James P. Holden	466,831	*	—
Chester A. Huber, Jr.(4)	—	*	—
Gregory B. Maffei(3)	—	*	—
John Malone(3)	—	*	—
John W. Mendel(5)	400	*	—
James F. Mooney(6)	387,329	*	—
Jack Shaw	703,641	*	—
Mel Karmazin	8,786,641	*	—
Scott A. Greenstein	4,340,526	*	—
James E. Meyer	3,427,917	*	—
Dara F. Altman	1,003,998	*	—
Patrick L. Donnelly	3,377,971	*	—
David J. Frear(7)	4,166,702	*	—
All Executive Officers and Directors as a Group (18 persons)	28,943,765	0.7%	—

*	Less than 1% of our outstanding shares of common stock.

(1)	These amounts include shares of common stock, restricted shares of common stock and restricted stock units that the individuals hold and shares of common stock they have a right to acquire within 60 days after February 28, 2010 through the exercise of stock options. Also included are the shares of common stock acquired under our 401(k) savings plan as of February 28, 2010: Mr. Karmazin — 286,641 shares; Mr. Greenstein — 73,815 shares; Mr. Meyer — 77,615 shares; Ms. Altman — 38,180; Mr. Donnelly — 3,720 shares; and Mr. Frear — 73,466 shares.

(2)	Mr. Black is the founding partner of Apollo Management, L.P., an affiliate of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. The number of shares shown in the table includes shares that Mr. Black owns directly. Mr. Black disclaims beneficial ownership of shares owned by Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P.

(3)	Messrs. Flowers, Maffei and Malone are employees of Liberty Media Corporation, which beneficially owns 12,500,000 shares of our Series B-1 Preferred Stock and they disclaim beneficial ownership of the shares owned by an affiliate of Liberty Media Corporation.

(4)	Mr. Huber was an employee of General Motors, which beneficially owns 24,808,959 shares of our Series A Convertible Preferred Stock. Mr. Huber disclaims beneficial ownership of the shares owned by General Motors.

(5)	Mr. Mendel is an employee of American Honda, which beneficially owns 93,835,676 shares of our common stock. Mr. Mendel disclaims beneficial ownership of the shares owned by American Honda.

(6)	Includes 9,100 shares held as custodian for a child.

(7)	Includes 1,900 shares held by Mr. Frear’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Form 4s furnished to us during our most recent fiscal year, we know of no director, executive officer or beneficial owner of more than ten percent of our common stock who failed to file on a timely basis reports of beneficial ownership of our common stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

GOVERNANCE OF THE COMPANY

What are the responsibilities of the board of directors?

The business and affairs of our company are managed by or under the direction of our board of directors. Our board reviews and ratifies senior management selection and compensation, monitors overall corporate performance and ensures the integrity of our financial controls. Our board of directors also oversees our strategic and business planning processes.

What are the current committees of the board of directors and who are the members of these committees?

Our board of directors maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Copies of the charters for the Audit Committee and the Nominating and Corporate Governance Committee are available on our website at http://investor.sirius.com. The Compensation Committee has not adopted a charter.

The number of committee meetings held during 2009 are as follows: 11 audit committee meetings, 10 compensation committee meetings and 3 nominating and corporate governance committee meetings.

The following table shows the current members and chair of each committee and the principal functions performed by each committee:

Committee	Functions

Audit
Members:	•	Selects our independent registered public accounting firm
Joan L. Amble*	•	Reviews reports of our independent registered public accounting firm
Eddy W. Hartenstein James P. Holden	•	Reviews and approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit
James F. Mooney	•	Monitors the effectiveness of the audit process
	•	Reviews adequacy of financial and operating controls
	•	Monitors corporate compliance program

Compensation
Members:	•	Reviews our executive compensation policies and strategies
Lawrence F. Gilberti*	•	Oversees and evaluates our overall compensation structure and programs
James P. Holden
Jack Shaw

Nominating and Corporate Governance
Members: Lawrence F. Gilberti	•	Develops and implements policies and practices relating to corporate governance
James F. Mooney*	•	Reviews and monitors implementation of our policies and procedures
Jack Shaw	•	Assists in developing criteria for open positions as Common Stock Directors on the board of directors
	•	Reviews background information on potential candidates for Common Stock Directors and makes recommendations to the board of directors
	•	Makes recommendations to the board of directors with respect to committee assignments

*	Chair

How often are directors elected to the board of directors?

All Common Stock Directors stand for election annually. Our board reaffirms its accountability to common stockholders through this annual election process. The Preferred Stock Directors will serve until their respective successors have been duly elected and qualified pursuant to the Certificate of Designations for the Series B-1 Preferred Stock.

How are nominees for the board of directors selected?

Our Nominating and Corporate Governance Committee reviews possible candidates to be Common Stock Directors and is responsible for overseeing matters of corporate governance, including the evaluation of performance and practices of the board of directors, the board’s committees, management succession plans and executive resources. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, for possible Common Stock Directors. Such suggestions, together with appropriate biographical information, should be submitted to our Corporate Secretary, Sirius XM Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020. Candidates who are suggested by our stockholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates to be Common Stock Directors. During 2009, our board of directors did not retain any third parties to assist in the process of identifying and evaluating potential nominees to be Common Stock Directors.

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties, and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and related industries, independence of thought and an ability to work collegially. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the board of directors. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a Common Stock Director and may ask the candidate to meet with other directors and management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board that candidate’s nomination as a Common Stock Director.

Who is the board’s chairman?

On November 12, 2009, Eddy W. Hartenstein was elected the non-executive Chairman of the Board of Directors. The chairman of our board organizes the work of the board and ensures that the board has access to sufficient information to enable the board to carry out its functions, including monitoring our performance and the performance of management. The chairman, among other things, presides over meetings of the board of directors, establishes the agendas of each meeting of the board in consultation with our Chief Executive Officer, oversees the distribution of information to directors, and performs other duties or assignments as agreed with either the board of directors or our Chief Executive Officer.

How does the board determine which directors are considered independent?

Our board reviews the independence of our directors annually. The provisions of our Corporate Governance Guidelines regarding director independence meet, and in some areas exceed, the listing standards of The NASDAQ Global Select Market. A copy of the Guidelines is available on our website at http://investor.sirius.com.

Pursuant to the Guidelines, the board undertook a review of director independence in March 2010. As part of this review, we reviewed written questionnaires submitted by directors. The questionnaires disclose transactions and relationships between each director or members of his immediate family and SIRIUS XM, other directors, members of our senior management and our affiliates.

As a result of this review, the board determined that all of our directors and nominees are independent of the company and its management under the standards set forth in our Guidelines, with the exception of Mel Karmazin, our Chief Executive Officer, and John C. Malone, Gregory B. Maffei and David J.A. Flowers, each of whom is an employee of Liberty Media Corporation. Chester A. Huber, Jr. and John W. Mendel, who are or have been employees of General Motors and American Honda, respectively, have indicated that they do not wish to stand for reelection to the board of directors.

The board has also determined that all of the members of the Audit Committee are financially literate and meet the independence requirements mandated by the applicable NASDAQ listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and our Guidelines. The board has determined that all of the members of the Compensation Committee meet the independence requirements mandated by the applicable NASDAQ listing standards, the rules of the SEC and the Internal Revenue Service applicable to serving on the Compensation Committee and our Guidelines. The board has determined that all of the members of the Nominating and Corporate Governance Committee meet the independence requirements mandated by the NASDAQ listing standards applicable to serving on the Nominating and Corporate Governance Committee and our Guidelines.

Our independent directors meet regularly in executive sessions.

What is the Company’s approach toward oversight of risk management?

On behalf of the board of directors, the Audit Committee is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks, including financial, strategic and operational risks and risks relating to regulatory and legal compliance. The Audit Committee will discuss with senior management our major risk exposures and the steps senior management has taken to monitor and control such exposures. Our Chief Financial Officer is responsible for our risk management function and works closely with our management to identify material risks. The Chief Financial Officer will meet with the Audit Committee and our Chief Executive Officer regularly to discuss the risks facing us, highlighting any new risks that may have arisen since they last met. The Audit Committee will also report to the board of directors to apprise them of their discussions with the Chief Financial Officer regarding our risk management efforts. Finally, the Chief Financial Officer will report directly to the board of directors at least annually to apprise them directly of our risk management efforts.

What are our policies and procedures for related party transactions?

We have adopted a written policy and written procedures for the review, approval and monitoring of transactions involving the company and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors and director nominees or their immediate family members, or stockholders owning five percent or greater of our common stock.

Our related person transaction policy requires:

•	that any transaction in which a related person has a material direct or indirect interest and which exceeds $120,000, such transaction referred to as a “related person” transaction, and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by a committee of the board composed solely of independent directors who are disinterested or by the disinterested members of the board; and

•	that any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the board or recommended by the Compensation Committee to the board for its approval.

In connection with the review and approval or ratification of a related person transaction, management must:

•	disclose to the committee or disinterested directors, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•	advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•	advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

•	advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Compensation Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NASDAQ and Internal Revenue Code.

Since the beginning of 2009, we have entered into several related party transactions with General Motors, American Honda and Liberty Media Corporation. Each of these transactions was evaluated and approved in accordance with our related party transaction policy.

Relationship with General Motors

Distribution Agreement

Our wholly-owned subsidiary, XM Satellite Radio Inc. (“XM”), has a long-term distribution agreement with General Motors Corp. (“GM”). GM has a representative on our board of directors and is considered a related party. Mr. Huber has indicated that he does not wish to stand for reelection at this meeting and GM will no longer be a related party following his term as a director. During the term of the agreement, which expires in 2020, GM has agreed to distribute the XM service.

In order to encourage the broad installation of XM radios in GM vehicles, XM has agreed to subsidize a portion of the cost of XM radios, and to make incentive payments to GM when the owners of GM vehicles with installed XM radios become subscribers to XM’s service. XM must also share with GM a percentage of the subscription revenue attributable to GM vehicles with installed XM radios. As part of the agreement, GM provides certain call-center related services directly to XM subscribers who are also GM customers for which we reimburse GM.

Bandwidth

XM has agreed to make bandwidth available to OnStar Corporation for audio and data transmissions to owners of XM-enabled GM vehicles, regardless of whether they are XM subscribers. XM can use the bandwidth until it is actually used by OnStar. OnStar’s use of XM’s bandwidth must be in compliance with applicable laws, must not compete or adversely interfere with XM’s business, and must meet XM’s quality standards. XM also granted to OnStar a certain amount of time to use XM’s studios on an annual basis and agreed to provide certain audio content for distribution on OnStar’s services.

Relationship with American Honda

XM has agreed to make a certain amount of its bandwidth available to American Honda. American Honda has a representative on our board of directors and is considered a related party. Mr. Mendel has indicated that he does not wish to stand for reelection at this meeting and American Honda will no longer be a related party following his term as a director. XM can use the bandwidth until it is actually used by American Honda. American Honda’s use of XM’s bandwidth must be in compliance with applicable laws, must not compete or adversely interfere with XM’s business, and must meet XM’s quality standards. This agreement remains in effect so long as American Honda holds a certain amount of its investment in us. In January 2007, XM announced a 10-year extension to its arrangement with American Honda to be its supplier of satellite radio and related data services in Honda and Acura vehicles. XM also agreed to make incentive payments to American Honda for each purchaser of a Honda or Acura vehicle that becomes a self-paying XM subscriber and share with American Honda a portion of the subscription revenue attributable to Honda and Acura vehicles with installed XM radios.

Relationship with Liberty Media

In February and March 2009, we entered into several transactions to borrow up to $530 million from Liberty Media Corporation and its affiliates. All of these loans were repaid during 2009 in cash from the proceeds of notes issued by us and XM.

As part of the transactions with Liberty Media, on February 17, 2009, we entered into an investment agreement (the “Investment Agreement”) with Liberty Radio, LLC, an indirect wholly-owned subsidiary of Liberty Media Corporation. Pursuant to the Investment Agreement, we agreed to issue to Liberty Radio, LLC 12,500,000 shares of convertible preferred stock with a liquidation preference of $0.001 per share in partial consideration for the loan investments described herein. The preferred stock was issued on March 6, 2009, as described below. See “Relationship with Liberty Media — Issuance of the Preferred Stock”.

The preferred stock is convertible into approximately 40% of our outstanding shares of common stock (after giving effect to such conversion). Liberty Radio, LLC has agreed not to acquire more than 49.9% of our outstanding common stock for three years from the date the preferred stock was issued, except that Liberty Radio, LLC may acquire more than 49.9% of our outstanding common stock at any time after the second anniversary of such date pursuant to any cash tender offer for all of the outstanding shares of our common stock that are not beneficially owned by Liberty Radio, LLC or its affiliates at a price per share greater than the closing price of the common stock on the trading day preceding the earlier of the public announcement or commencement of such tender offer. The Investment Agreement also provides for certain other standstill provisions during such three year period.

The rights, preferences and privileges of the preferred stock are set forth in the Certificate of Designations of Convertible Perpetual Preferred Stock, Series B-1 (the “Certificate of Designations”), filed with the Secretary of State of the State of Delaware. The holder of our preferred stock is entitled to appoint a proportionate number of our board of directors based on its ownership levels from time to time. The Certificate of Designations also provides that so long as at least 6,250,000 shares of Series B-1 Preferred Stock are outstanding, we need the consent of the holder of the Series B-1 Preferred Stock for certain actions, including:

•	the grant or issuance of our equity securities;

•	any merger or sale of all or substantially all of our assets;

•	any acquisition or disposition of assets other than in the ordinary course of business above certain thresholds;

•	the incurrence of debt in amounts greater than a stated threshold;

•	engaging in a business different than the business currently conducted by us; and

•	amending our certificate of incorporation or by-laws in a manner that materially adversely affects the holders of the preferred stock.

The preferred stock, with respect to dividend rights, ranks on a parity with our common stock, and with respect to rights on liquidation, winding-up and dissolution, ranks senior to our common stock. Dividends on the preferred stock are payable, on a non-cumulative basis, as and if declared on our common stock, in cash, on an as-converted basis.

Issuance of the Preferred Stock

On March 6, 2009, we issued 1,000,000 shares of our Series B-1 Preferred Stock in consideration for the investments described herein and 11,500,000 nonvoting shares of Convertible Perpetual Preferred Stock, Series B-2 (the “Series B-2 Preferred Stock”). All of the shares of our Series B-2 Preferred Stock were converted into 11,500,000 shares of Series B-1 Preferred Stock on April 21, 2009. The rights, preferences and privileges of the preferred stock are described in the Certificate of Designations. A summary of the terms of the Certificate of Designations is described above. The foregoing description of the Certificate of Designations does not purport to be a complete description of all of the terms of such Certificate of Designations and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to the Current Report on Form 8-K dated March 6, 2009 filed with the Securities and Exchange Commission.

Who is the Audit Committee’s financial expert?

Our board of directors has determined that Joan L. Amble, the chairwoman of the Audit Committee and an independent director, is qualified as an “audit committee financial expert” within the meaning of SEC regulations, and she has accounting and related financial management expertise within the meaning of the NASDAQ listing standards.

How often did the board meet during 2009?

During 2009, there were eighteen meetings of our board of directors and two written consents in lieu of a meeting. Each director, other than Leon Black, attended more than 75% of the total number of meetings of the board and meetings held by committees on which he or she served. Directors are encouraged to attend the annual meeting of stockholders. Ms. Amble and Messrs. Flowers, Gilberti, Maffei, Malone, Shaw and Karmazin attended our 2009 annual meeting of stockholders.

How can stockholders communicate with the board of directors?

Stockholders may communicate directly with our board of directors, or specified individual directors, according to the procedures described on our website at http://investor.sirius.com.

Our Corporate Secretary reviews all correspondence to our directors and forwards to the board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all correspondence received by us that is addressed to members of our board.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by us, our board of directors and the Audit Committee regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are available upon request.

Does SIRIUS XM have corporate governance guidelines and a code of ethics?

Our board of directors has adopted Corporate Governance Guidelines which set forth a flexible framework within which the board, assisted by its committees, directs our affairs. The Guidelines cover, among other things, the composition and functions of our board of directors, director independence, management succession and review, committee assignments and selection of new members of our board of directors. A copy of the Guidelines is available on our website at http://investor.sirius.com.

Our board of directors has also adopted a Code of Ethics, which is applicable to all our directors and employees, including our chief executive officer, principal financial officer and principal accounting officer.

Our Code of Ethics is available on our website at http://investor.sirius.com and in print to any stockholder who requests it from our Corporate Secretary. If we amend or waive the Code of Ethics with respect to our directors, chief executive officer, principal financial officer or principal accounting officer, we will post the amendment or waiver at this location on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis, or “CD&A,” is organized into the following sections:

•	Introduction;

•	Overall program objectives and processes;

•	Elements of the executive compensation program for our named executive officers (the six executive officers named in our summary compensation table); and

•	Other arrangements and policies relating to our executive compensation program.

Introduction

We have designed our executive compensation program to (1) support our corporate strategy and business by rewarding performance, (2) retain and recruit highly qualified and effective executive talent, and (3) create a strong performance alignment with stockholders’ interests. We have achieved these objectives through a compensation program consisting primarily of three elements: base salary, performance-based annual bonus and equity compensation.

Changes in market conditions and our business caused us to make adjustments to our compensation program in 2008 and 2009. Key matters addressed by the Compensation Committee in 2009 with respect to the compensation of our named executive officers included the following:

•	new employment agreements with Messrs. Karmazin, Greenstein, Meyer and Donnelly, providing for increases in their base salaries effective in 2010 and grants of options related to the execution of the agreements;

•	cancellation of our discretionary annual bonus program for 2008;

•	determination of our discretionary annual bonuses for 2009; and

•	creation of a retention-based short-term incentive program during 2009 as a means to retain employees while conserving cash.

As economic conditions change, we will continue to respond with innovation and flexibility, as needed, to advance our objectives of motivating, attracting and retaining high-quality employees.

Overall Program Objectives and Processes

Program Objectives

We strive to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the various markets and industries in which we compete for talent. We strive to provide incentives to advance the interests of stockholders and deliver levels of compensation that are commensurate with performance. We have designed our executive compensation program to:

•	support our corporate strategy and business plan by clearly communicating goals and objectives to executives and by rewarding achievement;

•	retain and recruit highly qualified and effective executive talent; and

•	create a strong performance alignment with our stockholders’ interests.

Currently, we seek to achieve these objectives through three key compensation elements:

•	a base salary;

•	bonuses and other payments that constitute the short-term incentive element of our program, including a performance-based discretionary annual bonus; and, for 2009 only, a retention-based vesting requirement; and

•	grants of long-term, equity-based compensation that constitute the long-term incentive element of our program, such as stock options, which may be subject to time-based and/or performance-based vesting requirements.

The Compensation Committee believes that this three-part approach is consistent with programs adopted by similarly situated companies and best serves the interests of our stockholders. The approach is an effort to meet the requirements of the competitive environment in which we operate, while ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of our stockholders.

The Compensation Committee believes that delivering compensation in the form of, or based on the value of, our common stock promotes alignment between executive performance and stockholder interests. Accordingly, the value of our common stock represents a large portion of our executives’ long-term compensation, including stock options and/or restricted stock units and matching contributions under the Sirius XM 401(k) Savings Plan. Compensation for our executives also involves a high proportion of pay that is “at risk” — namely, the discretionary annual bonus and the value of equity-based awards. This “at risk” compensation is used to motivate executives to achieve goals and objectives that support our business plan and align executives with the short- and long-term interests of our stockholders.

Processes and Compensation Decisions

The Compensation Committee is responsible for developing and maintaining compensation programs for our executive officers, including our named executive officers. The Compensation Committee regularly reviews our compensation practices to assess — in light of current market conditions, the status of our business and development and our financial condition and prospects — whether our existing compensation structure properly advances the near- and long-term interests of our stockholders. The Compensation Committee did not employ a compensation consultant in 2009, relying instead on its own significant experience in making executive compensation-related decisions.

The Compensation Committee does not attempt to set compensation levels for each executive within a particular range related to levels provided by peers. Instead, the Compensation Committee uses market comparisons as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of roles and responsibilities, leadership and growth potential.

In determining compensation element levels, including the annual grants of stock options, for each named executive officer (other than the Chief Executive Officer), the Compensation Committee considers the recommendations of the Chief Executive Officer.

Executive Compensation Elements

Our practices with respect to the key compensation elements identified above, as well as other elements of compensation, are described below, followed by a discussion of the specific factors considered in determining key compensation elements for the named executive officers for 2009.

Base Salary

Objectives.  The objective of base salary is to reflect job responsibilities, value to us and individual performance with respect to market competitiveness. Salaries generally are reviewed annually and often are reviewed in connection with the extension of an employment agreement.

Process.  Base salaries for named executive officers are determined in accordance with the employment agreements with those officers. The named executive officers are employed pursuant to agreements described under “Potential Payments upon Termination or Change-in-Control — Employment Agreements” below. The minimum salaries set forth in the employment agreements and the amount of any increase over these salaries are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in similar positions at comparable companies;

•	the expertise of the individual executive;

•	the executives’ salary history;

•	the competitiveness of the market for the executives’ services; and

•	the recommendations of our Chief Executive Officer (except as to his own compensation).

In setting base salaries, the Compensation Committee also considers the importance of linking a high proportion of each executive officer’s compensation to performance in the form of the discretionary annual bonus as well as long-term stock-based compensation, which is tied to our stock price performance.

Year 2009 Decisions.  During 2009, our Compensation Committee approved an increase in the base salary of Mr. Karmazin for the first time since he joined us in 2004. Mr. Karmazin’s base salary was increased to $1,500,000 from $1,250,000, effective January 1, 2010. The Compensation Committee believed the increase was appropriate following the successful completion of the merger and integration of the two companies and as part of an agreement to extend his employment.

Our Compensation Committee also approved increases in the base salaries of Messrs. Greenstein, Meyer and Donnelly beginning in 2010 as part of agreements to extend their employment. The Compensation Committee believed these increases were necessary to assist us in remaining competitive in the labor market and to compensate the executives for increased responsibilities brought about by the merger and changing economic conditions. Effective January 1, 2010, Mr. Greenstein’s base salary was increased to $925,000 from $850,000, Mr. Meyer’s base salary was increased to $1,100,000 from $950,000, and Mr. Donnelly’s base salary was increased to $575,000 from $525,000.

Annual Bonus

Objectives.  Our compensation program contemplates a performance-based annual bonus that is completely discretionary. The Compensation Committee has the discretion to award any annual bonuses in cash, restricted stock, restricted stock units or a combination thereof.

The bonuses approved by the Compensation Committee for 2009 were intended to achieve two principal objectives:

•	to link compensation with performance, as measured at the company and individual levels; and

•	to reward and differentiate employees based on individual performance.

The Compensation Committee assessed our overall performance subsequent to year-end in the exercise of its discretion. The Compensation Committee did not establish performance objectives for the year ended December 31, 2009.

Process.  Although our annual bonus awards are discretionary, the Compensation Committee employed the process described below to assist in shaping its decision and assist in evaluating whether it was appropriate to award bonuses to our named executive officers with respect to the year ended December 31, 2009. The

Compensation Committee may not employ the same process, or may adopt a modified or wholly different process, in making future bonus decisions.

•	After the end of the year, the Compensation Committee evaluated our actual performance against a variety of operating metrics to determine the appropriate funding of a bonus pool for all employees. In measuring our performance, the Compensation Committee exercised its judgment as to whether to reflect or exclude the impact of changes in accounting principles, extraordinary, unusual or infrequently occurring events reported in our public filings, and changes approved from time to time by the board outside of the original 2009 operating budget. In determining the bonus pool, the Compensation Committee also considered a variety of additional accomplishments and factors that it believed were relevant.

•	Following a consideration of overall annual performance, additional accomplishments and other factors the Compensation Committee deemed relevant, the Compensation Committee determined an aggregate bonus pool for all employees. For named executive officers (other than himself), our Chief Executive Officer recommended to the Compensation Committee individual bonus amounts, taking into account the responsibilities and contributions of each individual during the year. These amounts were reviewed and discussed with the Compensation Committee by our Chief Executive Officer and, following consideration by the Compensation Committee, the amounts were approved or modified. For the Chief Executive Officer, the Compensation Committee reviewed his performance for the year, determined he should receive a bonus and determined the bonus amount.

In 2010, the Compensation Committee intends to determine the overall bonus funding by evaluating our performance against our 2010 business plan as approved by our board of directors, including operating metrics such as total subscribers, cash, revenues, EBITDA, SAC per gross addition, churn, operating expense growth, and other factors that it determines are appropriate.

Year 2008 Decisions.  The Compensation Committee did not award any bonuses with respect to the year ended December 31, 2008 in light of the economic environment and concerns regarding our liquidity.

Year 2009 Decisions.  Following the process described above, including considering our performance, additional accomplishments and other factors it deemed relevant, the Compensation Committee determined that it was appropriate to award bonuses for 2009 and approved a bonus pool to be divided among employees. The Compensation Committee also determined that it was appropriate to award bonuses for 2009 to our named executive officers (the bonuses are described below and are reflected in the Summary Compensation Table) and determined that the bonuses to our named executive officers for 2009 would be paid in cash.

The annual bonus for Mr. Karmazin is discussed below under “Compensation of our Chief Executive Officer.”

Mr. Greenstein was awarded a bonus for his contributions during the year, including his role in the continued enhancement of our programming and the marketing efforts which supported our brand awareness and customer satisfaction levels, the renegotiation and extension of various programming agreements resulting in extended terms and significant cost reductions, the launch of the SIRIUS XM application for the iPhone and iPod touch, and the successful integration of the legacy SIRIUS and XM operations resulting in significant synergies.

Mr. Meyer was awarded a bonus for his contributions during the year, including his role in the company being cash flow positive for full year 2009, the reduction of operating expense growth, the stabilization of self-pay churn levels and improvement in customer save rates, the reduction in subscriber acquisition costs per gross addition, the launch of the SIRIUS XM application for the iPhone and iTouch, the improvement in automaker penetration, the negotiation of extensions and amendments of our agreements with various automakers, and the successful integration of the legacy SIRIUS and XM operations resulting in significant synergies.

Mr. Donnelly was awarded a bonus for his contributions during the year, including his regular on-going contributions as our general counsel, and his role in the successful restructuring of our capital structure, including the Liberty Media transactions, the negotiation and execution of amendments to our agreements with various automakers, and the successful integration of the legacy SIRIUS and XM operations resulting in significant synergies.

Mr. Frear was awarded a bonus for his contributions during the year, including his regular on-going contributions as our chief financial officer, and his role in the company being cash flow positive for full year 2009, the reduction of operating expense growth, the reduction in subscriber acquisition costs per gross addition, the successful restructuring of our capital structure, including the Liberty Media transactions, and the successful integration of the legacy SIRIUS and XM operations resulting in significant synergies.

Ms. Altman was awarded a bonus for her contributions during the year, including her regular on-going contributions as our chief administrative officer, managing the on-going personnel reductions, oversight of the DC-based operations, and the successful integration of the legacy SIRIUS and XM operations resulting in significant synergies.

Based on the foregoing, the Compensation Committee approved the bonus amounts set forth in the Summary Compensation Table for each of the above named executive officers.

2009 Retention-Based Short Term Incentive Program

In May 2009, the Compensation Committee approved grants of restricted stock units to certain employees, including the named executive officers (other than Mr. Karmazin). These grants vested in periodic installments over the course of 2009 and were issued for the purpose of retaining these employees. The Compensation Committee considered these awards appropriate to try to keep intact our management and key employees following the merger and in the face of challenging economic conditions. The awards to the named executive officers under this program are identified in the Grants of Plan-Based Awards Table for 2009. The Compensation Committee does not anticipate approving a similar short-term incentive program for 2010.

Long-term Incentive Compensation

Objectives.  The Compensation Committee grants long-term incentive awards to align compensation for named executive officers over a multi-year period directly with the interests of our stockholders by motivating and rewarding actions that create or increase long-term stockholder value. The Compensation Committee determines the level of long-term incentive compensation based on an evaluation of competitive factors in conjunction with total compensation provided to named executive officers and the objectives of the compensation program described above.

Process.  Our Compensation Committee grants long-term incentive compensation in the form of stock options and restricted stock units because our Compensation Committee believes that these two forms of awards reward stockholder value creation in different ways. Stock options (which have exercise prices equal to the market price on the date of grant) reward named executive officers only if our stock price increases. Restricted stock units have value on the date of grant. Restricted stock units are affected by all stock price changes, so the value to named executive officers is affected by both increases and decreases in our stock price.

Our long-term incentive program calls for stock options to be granted with exercise prices of not less than fair market value of our common stock on the date of grant and, historically, to vest proportionally over four years, if the employee is still employed by us, with exceptions to this vesting schedule made by the Compensation Committee. We define fair market value as the stock price on the close of business on the day of grant for existing employees and on the close of business the day before hiring for new employees.

Year 2009 Decisions.  The long-term compensation awarded by the Compensation Committee to named executive officers in 2009 under the programs described above is identified in the Grants of Plan-Based Awards Table for 2009. The executives were awarded these long-term incentives in recognition of their prior contributions and as an incentive for the executives to continue to enhance stockholder value. Each of Messrs. Karmazin, Greenstein and Meyer received a long-term incentive award in the form of stock options as part of an agreement to extend his employment in 2009 and Mr. Donnelly as part of his agreement to extend his employment in 2010. Each of Ms. Altman and Messrs. Donnelly, Frear and Meyer received a long-term incentive award in the form of stock options as part of a broad-based grant to employees in August 2009.

Retirement and Other Employee Benefits

We maintain broad-based benefits for all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our executives are eligible to participate in all of our employee benefit plans on the same basis as other employees. Our named executive officers participate in our 401(k) Savings Plan, including the matching and profit sharing component of that plan. We did not make any contributions to the profit sharing component of our 401(k) Savings Plan with respect to the year ended December 31, 2009. We do not sponsor or maintain any other retirement or deferred compensation plans for any of our employees.

Perquisites and Other Benefits for Named Executive Officers

The Compensation Committee supports providing perquisites and other benefits to named executive officers that, except as to Mr. Meyer, are substantially the same as those offered to our other full time employees and are provided to executives in similarly situated companies. In addition, as Mr. Meyer’s principal residence is in Indianapolis, Indiana, we reimburse Mr. Meyer for the reasonable costs of an apartment in the New York metropolitan area and other incidental living expenses, up to a maximum of $5,000 per month for rent. We also reimburse Mr. Meyer for the reasonable costs of coach class air-fare from his home in Indianapolis, Indiana, to our offices in New York City. We also pay Mr. Meyer an additional amount to hold him harmless as a result of any federal, state or New York City income taxes imputed in respect of the expenses we reimburse him for.

Payments to Named Executive Officers Upon Termination or Change-in-Control

The employment agreements we have entered into with our named executive officers provide for severance payments and, in connection with a severance that occurs after a change-in-control, additional payments (including tax “gross-up” payments to protect the named executive officers from so-called “golden parachute” excise taxes that could arise in such circumstances). These arrangements vary from executive to executive due to individual negotiations based on each executive’s history and individual circumstances.

We believe that these change-in-control arrangements mitigate some of the risk that exists for executives working in our industry. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them, in the absence of these arrangements, to be less risky.

There is a possibility that we could be acquired in the future. Accordingly, we believe that severance payments in connection with a change-in-control are necessary to enable key executives to evaluate objectively the benefits to our stockholders of a proposed transaction, notwithstanding its potential effects on their own job security.

Total Compensation for Named Executive Officers

The Compensation Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered. In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the officer, including salary, annual bonus, long-term incentives, perquisites and other benefits. In addition, the Compensation Committee considers the other benefits to which the officer is entitled by his or her employment agreement, including compensation payable upon termination of employment. In making its decisions regarding compensation for 2009, the Compensation Committee reviewed the total compensation potentially payable to, and the benefits accruing to, each named executive officer.

Related Policies and Considerations

Compensation of our Chief Executive Officer

In November 2004, our board of directors negotiated, and we entered into, a five-year employment agreement with Mel Karmazin to serve as our Chief Executive Officer. In June 2009, Mr. Karmazin’s employment agreement was extended through the end of 2012. As reflected in the Grants of Plan-Based Awards Table for 2009, Mr. Karmazin received an award of stock options in 2009 upon entering into his employment agreement extension. This is the first equity-based award granted to Mr. Karmazin since joining us in 2004. The material terms of Mr. Karmazin’s employment agreement are described below under “Potential Payments Upon Termination and Change-in-Control — Employment Agreements — Mel Karmazin.”

The terms of Mr. Karmazin’s employment were established by negotiations between Mr. Karmazin and the Compensation Committee. The Compensation Committee did not retain an independent compensation consultant to advise them in the negotiation of Mr. Karmazin’s compensation arrangements or to assess the reasonableness of the compensation arrangements. The Compensation Committee concluded that, in its business judgment, Mr. Karmazin’s profile, qualifications and experience, particularly in radio, were uniquely suited to our needs, and that the compensation, including the base salary and stock option components of the compensation, was, taken as a whole, appropriate under the circumstances.

Mr. Karmazin did not receive a bonus in respect of the year ended December 31, 2008, nor did he receive an award of restricted stock units in 2009. In February 2010, with respect to his performance in 2009, the Compensation Committee awarded a cash bonus to Mr. Karmazin of $7,000,000 in recognition of his performance and our corporate performance, including:

•	Achieving positive free cash flow for the full year 2009;

•	Achieving an improvement of over $1 billion in EBITDA over a two-year period;

•	Successfully negotiating and executing a restructuring of our capital structure, including the transactions with Liberty Media;

•	Directing the successful integration of the SIRIUS and XM operations, while achieving synergies in excess of $500 million;

•	Increasing our 2009 revenues, on a pro forma basis, by approximately 4% and reducing total cash operating expenses (excluding depreciation and stock-based compensation) by approximately 20%;

•	Stabilizing our average monthly churn;

•	Launching the SIRIUS XM on-line application for the iPhone and iPod touch;

•	Continuing to enhance our programming while reducing programming expenses; and

•	Executing extensions to our agreements with various automakers, and securing increased penetration rates from automakers.

In May 2009, Mr. Karmazin voluntarily forfeited an aggregate of 30,000,000 non-qualified stock options. These options had an exercise price of $4.72 per share. Of these options, 24,000,000 were vested, and 6,000,000 were unvested. Upon forfeiture of these options, the shares underlying these options again became available for grants under the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan. Mr. Karmazin’s decision to forfeit these options allowed us to more efficiently use these shares to meet our purposes of attracting, motivating and retaining key employees. Mr. Karmazin did not receive any consideration in exchange for the forfeiture of these stock options.

Policy with Respect to Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code places a $1 million per person limitation on the tax deduction we may take for compensation paid to our Chief Executive Officer and our three other highest paid executive officers other than our Chief Executive Officer and Chief Financial Officer, except that compensation constituting performance-based compensation, as defined by the Internal Revenue Code, is not subject to the $1 million limit. The Compensation Committee reserves the discretion to pay compensation that does not qualify for exemption under Section 162(m) where the Compensation Committee believes such action to be in the best interests of our stockholders.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management and as a committee. Based on our review and discussion with management, we recommended that the board of directors include the Compensation Discussion and Analysis in this proxy statement.

Compensation Committee

Lawrence F. Gilberti, Chairman
James P. Holden
Jack Shaw

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our four other most highly compensated executive officers who served in such capacities as of December 31, 2009 for services rendered to us during the past three fiscal years. These six officers are referred to herein as the named executive officers.

				Stock	Option	All Other
Name and Principal		Salary	Bonus(2)	Awards(3)	Awards(3)	Compensation(4)	Total(5)
Position	Year	($)	($)	($)	($)	($)	($)

Mel Karmazin	2009	1,250,000	7,000,000	—	35,209,440	7,350	43,466,790
Chief Executive Officer	2008	1,250,000	—	—	—	6,900	1,256,900
	2007	1,250,000	4,000,000	—	—	18,743	5,268,743
Scott A. Greenstein	2009	850,000	1,000,000	850,035	7,986,116	27,134	10,713,285
President and Chief	2008	845,834	—	440,003	1,123,873	6,900	2,416,610
Content Officer	2007	791,667	440,000	400,003	851,280	17,243	2,500,193
James E. Meyer	2009	950,000	1,250,000	1,000,022	11,500,278	176,632	14,876,932
President, Operations and Sales	2008	945,834	—	512,502	1,309,025	152,967	2,920,328
	2007	891,667	512,500	462,500	1,001,966	136,003	3,004,636
Dara F. Altman(1)	2009	446,332	600,000	500,029	750,139	19,006	2,315,506
Executive Vice President and	2008	92,986	—	—	—	—	92,986
Chief Administrative Officer
Patrick L. Donnelly	2009	525,000	750,000	600,020	1,000,336	21,328	2,896,684
Executive Vice President,	2008	522,917	—	300,001	—	6,900	829,818
General Counsel and Secretary	2007	475,000	300,000	973,001	2,579,880	18,743	4,346,624
David J. Frear	2009	750,000	850,000	700,012	1,000,336	23,650	3,323,998
Executive Vice President	2008	631,251	—	1,292,002	3,897,033	6,900	5,827,186
and Chief Financial Officer	2007	518,750	350,000	262,500	600,788	18,743	1,750,781

(1)	Information for Ms. Altman is included for the period after September 26, 2008, the date she became an employee.

(2)	For 2007, Messrs. Greenstein, Meyer, Donnelly and Frear’s bonuses were paid 50% in cash and 50% restricted stock units; Mr. Karmazin’s bonus was paid in cash. No bonuses were paid for 2008. For 2009, all bonuses were paid in cash. The amount shown in the “Bonus” column for 2007 reflects the portion of the annual bonus paid in cash.

(3)	The aggregate grant date fair value of restricted stock unit and stock option awards was computed in accordance with ASC 718, Compensation — Stock Compensation. The assumptions used in the valuation are discussed in Note 13 to our audited consolidated financial statements in our Annual Report on

Form 10-K for the year ended December 31, 2009. Mr. Karmazin did not receive equity-based awards in 2005, 2006, 2007 or 2008.

(4)	Represents matching and profit sharing contributions by us under our 401(k) savings plan. The profit sharing contribution was $0 in 2008 and 2009. The matching contributions were paid in the form of shares of our common stock. All other compensation for Mr. Meyer also includes amounts reimbursed for temporary living and travel expenses. In 2009, Mr. Meyer was paid $55,000 for rent, $22,449 for travel, $5,177 for utilities, and $63,389 for reimbursement of taxes associated with these expenditures in accordance with his employment agreement. Travel-related expenses include airfare, taxi/car services, and other incidental travel-related costs which are reimbursed based on receipts. All other compensation includes amounts paid for commissions related to the sale of restricted stock units granted in 2009. The total paid was $19,784 for Mr. Greenstein, $23,267 for Mr. Meyer, $11,656 for Ms. Altman, $13,978 for Mr. Donnelly, and $16,300 for Mr. Frear.

(5)	The amount of compensation reported for federal tax purposes for Mr. Karmazin in 2009 was $1,620,316. We are providing this information to highlight the difference between compensation reported under the SEC rules and compensation amounts realized and reported as taxable income on Mr. Karmazin’s Form W-2. The amount reported on Mr. Karmazin’s W-2 includes, among other items: (1) total cash wages and bonuses paid to Mr. Karmazin in 2009, less amounts deferred under our 401(k) plan and (2) the value of restricted stock awards that vested during 2009.

Grants of Plan-Based Awards in 2009

The following table provides information with respect to equity grants made during fiscal year 2009 to the named executive officers.

		All Other	All Other		Grant Date
		Stock Awards:	Option Awards:	Exercise or	Fair Value
		Number of Shares	Number of Securities	Base Price of	of Stock and
		of Stock or Units	Underlying Options	Option Awards	Option Awards
Name	Grant Date	(#)(1)	(#)(2)	($/Sh)(3)	($)(4)

Mel Karmazin	6/30/2009	—	120,000,000	0.43	35,209,440
Scott A. Greenstein	5/19/2009	2,322,500	—	—	850,035
	7/28/2009	—	27,768,136	0.43	7,986,116
James E. Meyer	5/19/2009	2,732,300	—	—	1,000,022
	8/31/2009	—	3,322,000	0.6735	1,500,278
	10/14/2009	—	25,184,984	0.5752	10,000,000
Dara F. Altman	5/19/2009	1,366,200	—	—	500,029
	8/31/2009	—	1,661,000	0.6735	750,139
Patrick L. Donnelly	5/19/2009	1,639,400	—	—	600,020
	8/31/2009	—	2,215,000	0.6735	1,000,336
David J. Frear	5/19/2009	1,912,600	—	—	700,012
	8/31/2009	—	2,215,000	0.6735	1,000,336

(1)	All grants during 2009 were made under the Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan. The restricted stock unit awards granted on May 19, 2009 vested in 10 equal installments on May 20, 2009, June 2, 2009, June 16, 2009, July 20, 2009, August 3, 2009, September 1, 2009, September 30, 2009, November 2, 2009, November 16, 2009, and December 1, 2009.

(2)	The stock option awards granted on August 31, 2009 vest proportionally over four years from the date of grant and have a term of ten years. The option award granted on June 30, 2009 to Mr. Karmazin in connection with the extension of his employment agreement vests in four equal annual installments on December 31, 2010, December 31, 2011, June 30, 2012 and December 31, 2012 and has a term that ends on December 31, 2014; provided that if the parties subsequently agree to extend the term of his employment agreement through December 31, 2013 or later, then the term of these options will automatically extend until the later of (i) December 31, 2015 and (ii) the date that is one year following the date that such new employment agreement expires but in no event later than the 10th anniversary of the grant date. The option award granted on July 28, 2009 to Mr. Greenstein in connection with the extension of his employment agreement vests in four equal annual installments beginning on July 26, 2010 and has a term of ten years. The option award granted on October 14, 2009 to Mr. Meyer in connection with the extension of his employment agreement vests proportionally over four years from the date of grant and has a term of ten years.

(3)	The exercise price of each option is equal to the fair market value, or closing price, of our common stock on the date of grant.

(4)	The aggregate grant date fair value of restricted stock unit and stock option awards was computed in accordance with ASC 718, Compensation — Stock Compensation. The assumptions used in the valuation are discussed in Note 13 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table provides information with respect to the status at December 31, 2009 of all unexercised options and unvested restricted stock and restricted stock units awarded to each of the named executive officers.

	Option Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or Units	of Shares or
	Unexercised	Unexercised	Option		of Stock that	Units of Stock
	Options	Options	Exercise	Option	have not	that have not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(7)	($)(8)

Mel Karmazin(1)	—	120,000,000	0.43	12/31/2014	—	—
Scott A. Greenstein(2)	1,000,000	—	3.14	5/5/2014	—	—
	1,250,000	—	6.60	8/8/2015	—	—
	217,500	217,500	3.70	2/1/2017	—	—
	151,750	455,250	2.87	1/23/2018	—	—
	—	27,768,136	0.43	7/27/2019	—	—
James E. Meyer(3)	50,000	—	6.75	12/14/2011	—	—
	66,666	—	1.04	8/11/2013	—	—
	1,012,500	337,500	5.54	2/2/2016	—	—
	256,000	256,000	3.70	2/1/2017	—	—
	176,750	530,250	2.87	1/23/2018	—	—
	—	3,322,000	0.6735	8/31/2019	—	—
	—	25,184,984	0.5752	10/14/2019	—	—
Dara F. Altman(4)	—	1,661,000	0.6735	8/31/2019	107,333	64,400
	—	—	—	—	171,733	103,040
Patrick L. Donnelly(5)	400,000	—	7.50	5/1/2011	91,668	55,001
	100,000	—	7.61	5/1/2011	—	—
	16,666	—	1.04	8/11/2013	—	—
	90,000	30,000	5.71	2/1/2016	—	—
	128,000	128,000	3.70	2/1/2017	—	—
	966,666	483,334	2.72	5/17/2017	—	—
	—	2,215,000	0.6735	8/31/2019	—	—
David J. Frear(6)	1,150,000	—	1.85	8/11/2013	200,000	120,000
	700,000	—	6.61	8/10/2015	—	—
	153,500	153,500	3.70	2/1/2017	—	—
	120,750	362,250	2.87	1/23/2018	—	—
	500,000	1,000,000	3.10	2/12/2018	—	—
	—	2,215,000	0.6735	8/31/2019	—	—

(1)	Outstanding equity awards for Mr. Karmazin vest in four equal annual installments on December 31, 2010, December 31, 2011, June 30, 2012 and December 31, 2012.

(2)	Outstanding equity awards for Mr. Greenstein vest as follows: options granted at an exercise price of $3.14 vested immediately on the date of grant on May 5, 2004; options granted at an exercise price of $6.60 vested in three equal annual installments from the date of grant on August 8, 2005; options granted at an exercise price of $3.70 vest in four equal annual installments from the date of grant on February 1, 2007; options granted at an exercise price of $2.87 vest in four equal annual installments from the date of grant on January 23, 2008; and options granted at an exercise price of $0.43 vest in four equal annual installments commencing on July 26, 2010.

(3)	Outstanding equity awards for Mr. Meyer vest as follows: options granted at an exercise price of $6.75 vested 50% on the date of grant on December 14, 2001 and 25% per year thereafter; options granted at an exercise price of $1.04 vested in three equal annual installments on July 1, 2004, July 1, 2005 and July 1, 2006; options granted at an exercise price of $5.54 vest in four equal annual installments from the date of grant on February 2, 2006; options granted at an exercise price of $3.70 vest in four equal annual installments from the date of grant on February 1, 2007; options granted at an exercise price of $2.87 vest in four equal annual installments from the date of grant on January 23, 2008; options granted at an exercise price of $0.6735 vest in four equal annual installments from the date of grant on August 31, 2009; and options granted at an exercise price of $0.5752 vest in four equal annual installments from the date of grant on October 14, 2009.

(4)	Outstanding equity awards for Ms. Altman vest as follows: options granted at an exercise price of $0.6735 vest in four equal annual installments from the date of grant on August 31, 2009; 107,333 restricted stock awards vest on May 25, 2010; and of the remaining 171,733 restricted stock awards, 85,867 vested on February 1, 2010 and 85,866 vest on February 1, 2011.

(5)	Outstanding equity awards for Mr. Donnelly vest as follows: options granted at an exercise price of $7.50 vested 41.25% on the date of grant on May 1, 2001, 19.75% on October 15, 2001, 19.5% on April 15, 2002 and 19.5% on October 15, 2002; options granted at an exercise price of $7.61 vested immediately on the date of grant on May 1, 2001; options granted at an exercise price of $1.04 vested in three equal annual installments on July 1, 2004, July 1, 2005 and July 1, 2006; options granted at an exercise price of $5.71 vest in four equal annual installments from the date of grant on February 1, 2006; options granted at an exercise price of $3.70 vest in four equal annual installments from the date of grant on February 1, 2007; options granted at an exercise price of $2.72 vest in three equal annual installments from the date of grant on May 17, 2007; options granted at an exercise price of $0.6735 vest in four equal annual installments from the date of grant on August 31, 2009; and 91,668 restricted stock units vest on May 17, 2010.

(6)	Outstanding equity awards for Mr. Frear vest as follows: options granted at an exercise price of $1.85 vested either in three equal annual installments on July 1, 2004, July 1, 2005, and July 1, 2006, on March 15, 2004 as a result of the satisfaction of performance targets for the year ended December 31, 2003, or on March 15, 2005 as a result of the satisfaction of performance targets for the year ended December 31, 2004; options granted at an exercise price of $6.61 vested in three equal annual installments from the date of grant on August 10, 2005; options granted at an exercise price of $3.70 vest in four equal annual installments from the date of grant on February 1, 2007; options granted at an exercise price of $2.87 vest in four equal annual installments from the date of grant on January 23, 2008; options granted at an exercise price of $3.10 vest in three equal annual installments from the date of grant on February 12, 2008; options granted at an exercise price of $0.6735 vested in four equal annual installments from the date of grant on August 31, 2009; and of the 200,000 restricted stock units, 100,000 vested on March 5, 2010 and 100,000 vest on February 12, 2011.

(7)	Vesting and payment of all restricted stock units reflected above will be accelerated upon the death of the executive officer or upon a triggering event following a change in control, as defined under our stock incentive plans, or upon the occurrence of an event that triggers immediate vesting of the outstanding awards under the executive’s employment agreement.

(8)	Amount is based on the closing price of our common stock of $0.60 on December 31, 2009.

Option Exercises and Stock Vested in 2009

The following table provides information with respect to option exercises and restricted stock and restricted stock units that vested during 2009.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized	Acquired on	Value Realized
	on Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Mel Karmazin	—	—	600,000	388,080
Scott A. Greenstein	—	—	2,475,811	1,195,998
James E. Meyer	—	—	2,910,872	1,406,805
Dara F. Altman	—	—	1,804,731	817,738
Patrick L. Donnelly	—	—	1,835,596	876,171
David J. Frear	—	—	2,134,552	989,878

Non-Qualified Deferred Compensation and Pension Benefits

We do not offer non-qualified deferred compensation or pension benefits to our named executive officers.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements

We have entered into an employment agreement with each of our named executive officers that contains provisions regarding payments upon a termination or change of control.

Mel Karmazin

In June 2009, we amended our employment agreement with Mel Karmazin. The amendment (i) extended the term of his employment agreement through December 31, 2012, (ii) increased his base salary from $1,250,000 per year to $1,500,000 per year beginning on January 1, 2010, and (iii) provided for the grant of an option to purchase 120,000,000 shares of our common stock, at an exercise price of $0.430 per share (the closing price of our common stock on the date of the amendment).

These options vest in equal installments on each of December 31, 2010, December 31, 2011, June 30, 2012 and December 31, 2012. The vesting of these stock options accelerate upon the termination of Mr. Karmazin’s employment by us without cause, by him for good reason, upon his death or disability and in the event of a change of control. These options will generally expire on December 31, 2014; provided that if the parties subsequently agree to extend the term of his employment agreement through December 31, 2013 or later, then the term of these options will automatically extend until the later of (i) December 31, 2015 and (ii) the date that is one year following the date that such new employment agreement expires, but no later than the 10th anniversary of the date of grant.

In the event Mr. Karmazin’s employment is terminated by us without cause, or by Mr. Karmazin for good reason, his unvested stock options will vest and become exercisable, and he will receive his current base salary for the remainder of the term, any earned but unpaid annual bonus, a pro rata portion of his target bonus for the year in which the termination occurs (if established) and health and life insurance benefits for the remainder of the term.

In the event that any payment we make, or benefit we provide, to Mr. Karmazin would require him to pay an excise tax under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Karmazin the amount of such tax and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

Scott A. Greenstein

In July 2009, we entered into a new employment agreement with Scott A. Greenstein to continue to serve as our President and Chief Content Officer through July 27, 2013. The employment agreement provides for an annual base salary in 2010 of $925,000, with specified increases.

In connection with the execution of the employment agreement, we granted Mr. Greenstein an option to purchase 27,768,136 shares of our common stock at an exercise price of $0.43 per share (the closing price of our common stock on the date of the employment agreement). These options vest in four equal installments on each of July 26, 2010, July 26, 2011, July 26, 2012 and July 26, 2013. The vesting of these stock options will accelerate upon the termination of Mr. Greenstein’s employment by us without cause, by him for good reason, and upon his death or disability. These options will generally expire on July 27, 2019, subject to earlier termination following Mr. Greenstein’s termination of employment.

If Mr. Greenstein’s employment is terminated without cause or he terminates his employment for good reason, subject to an execution of a release of claims, we are obligated to pay him a lump sum payment equal to his then annual salary and the cash value of the bonus last paid or payable to him in respect of the preceding fiscal year and to continue his health and life insurance benefits for one year.

In the event that any payment we make, or benefit we provide, to Mr. Greenstein would require him to pay an excise tax under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Greenstein the amount of such tax and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

James E. Meyer

In October 2009, we entered into a new employment agreement with James E. Meyer to continue to serve as our President, Operations and Sales, through May 1, 2013. The employment agreement provides for an initial annual base salary of $950,000, with specified increases.

In connection with the execution of the employment agreement, we granted Mr. Meyer an option to purchase 25,184,984 shares of our common stock at an exercise price of $0.5752 per share (the closing price of our common stock on date of the employment agreement). The option will generally vest in four equal installments on each of October 14, 2010, October 14, 2011, October 14, 2012 and October 14, 2013, and expire on October 14, 2019, subject to earlier acceleration or termination under certain circumstances.

If Mr. Meyer’s employment is terminated without cause or he terminates his employment for good reason, subject to an execution of a release of claims, we are obligated to continue his health benefits for 18 months and his life insurance benefits for one year and pay him a lump sum payment equal to Mr. Meyer’s annual base salary plus, the greater of (x) a bonus equal to 60% of his then annual base salary or (y) the prior year’s bonus actually paid to him (the “Designated Amount”). In the event Mr. Meyer elects to retire in April 2011, subject to an execution of a release of claims and generally in lieu of any other payments under the employment agreement, we are obligated to continue his health and life benefits for two years and pay him a lump sum payment equal to two times the Designated Amount.

Upon the expiration of the employment agreement in May 2013 or following his retirement in April 2011, we have agreed to offer Mr. Meyer a one-year consulting agreement for no additional consideration, other than reimbursement of reasonable out-of-pocket expenses associated with the performance of his obligations under the consulting agreement.

In the event that any payment we make, or benefit we provide, to Mr. Meyer would require him to pay an excise tax under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Meyer the amount of such tax and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

Dara F. Altman

In September 2008, we entered into a three year employment agreement with Dara F. Altman to serve as our Executive Vice President and Chief Administrative Officer. We pay Ms. Altman an annual salary of $446,332.

If Ms. Altman’s employment is terminated without cause or she terminates her employment for good reason, she is entitled to receive a lump sum severance payment, in cash equal to two times the sum of (1) her base salary as in effect immediately prior to the termination date or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting good reason, and (2) the higher of (a) the last annual bonus actually paid to her and (b) 55% of her base salary as in effect immediately prior to the termination date or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting good reason. In the event Ms. Altman’s employment is terminated without cause or she terminates her employment for good reason, all options to purchase our common stock, restricted stock units or restricted shares of common stock issued by us to her during the term that are held by her on the termination date shall immediately vest. Any such vested stock options shall expire 90 days following the termination. In addition, in the event Ms. Altman’s employment is terminated without cause or she terminates her employment for good reason, we are also obligated to continue her medical, dental and life insurance benefits for 24 months following her termination.

In the event that any payment we make, or benefit we provide, to Ms. Altman would require her to pay an excise tax under Section 280G of the Internal Revenue Code, we have agreed to pay Ms. Altman the amount of such tax and any additional amount as may be necessary to place her in the exact same financial position that she would have been in if the excise tax was not imposed.

Patrick L. Donnelly

In January 2010, we entered into a new employment agreement with Patrick L. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary, through January 13, 2014. The employment agreement provides for an initial annual base salary of $575,000, with specified increases.

In connection with the execution of the employment agreement, we granted Mr. Donnelly an option to purchase 13,163,495 shares of our common stock at an exercise price of $0.6669 per share (the last sale price of our common stock on The NASDAQ Global Select Market prior to the execution of the employment agreement). The option will generally vest in four equal installments on each of January 14, 2011, January 14, 2012, January 14, 2013 and January 14, 2014, and expires on January 14, 2020, subject to earlier acceleration or termination under certain circumstances.

If Mr. Donnelly’s employment is terminated without cause or he terminates his employment for good reason, subject to an execution of a release of claims, we are obligated to pay him a lump sum payment equal to his then annual salary and the cash value of the bonus last paid or payable to him in respect of the preceding fiscal year and to continue his health and life insurance benefits for one year.

In the event that any payment we make, or benefit we provide, to Mr. Donnelly would require him to pay an excise tax under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Donnelly the amount of such tax and any additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

David J. Frear

Mr. Frear has agreed to serve as our Executive Vice President and Chief Financial Officer through July 2011. We pay Mr. Frear an annual salary of $750,000.

If Mr. Frear’s employment is terminated without cause or he terminates his employment for good reason, we are obligated to pay him a lump sum payment equal to the sum of his annual salary and the annual bonus last paid to him and to continue his medical and life insurance benefits for one year.

In the event that any payment we make, or benefit we provide, to Mr. Frear would require him to pay an excise tax under Section 280G of the Internal Revenue Code, we have agreed to pay Mr. Frear the amount of such tax and such additional amount as may be necessary to place him in the exact same financial position that he would have been in if the excise tax was not imposed.

Potential Payments

If a triggering event and/or termination of employment had occurred as of December 31, 2009, we estimate that the value of the benefits under the employment agreements would have been as follows:

		Lump Sum	Accelerated	Continuation of
		Severance	Equity	Insurance	Tax
		Payment	Vesting(1)	Benefits(2)	Gross-Up	Total
Name	Conditions for Payouts	($)	($)	($)	($)	($)

Mel Karmazin	Upon change-in-control or upon termination due to death or disability	—	20,400,000	—	—	20,400,000
	Termination without cause or for good reason	3,750,000	20,400,000	54,317	—	24,204,317
Scott A. Greenstein	Termination due to death or disability	—	4,720,583	—	—	4,720,583
	Termination without cause or for good reason	850,000	4,720,583	17,569	—	5,588,152
James E. Meyer	Termination due to death or disability	—	156,147	—	—	156,147
	Termination without cause or for good reason	1,520,000	624,588	28,093	—	2,172,681
	Termination for scheduled retirement	3,040,000	—	38,258	—	3,078,258
Dara F. Altman	Termination due to death or disability	—	167,440	—	—	167,440
	Termination without cause or for good reason	1,383,628	—	49,447	—	1,433,075
Patrick L. Donnelly	Upon change-in-control or upon termination due to death or disability	—	55,001	—	—	55,001
	Termination without cause or for good reason	525,000	—	17,569	—	542,569
David J. Frear	Upon change-in-control or upon termination due to death or disability	—	120,000	—	—	120,000
	Termination without cause or for good reason	750,000	—	17,569	—	767,569

(1)	Amounts were calculated based on the closing price of our common stock on December 31, 2009 of $0.60. The accelerated vesting of options is valued at (a) the difference between the closing price and the exercise price of the options multiplied by (b) the number of shares of common stock underlying the options. The accelerated vesting of restricted stock and restricted stock units is valued at the closing price times the number of shares of restricted stock and restricted stock units.

(2)	Assumes that medical and dental benefits would be continued under COBRA for up to 18 months at current rates; thereafter assumes rate of two times current employer costs unless otherwise indicated in the employment agreement. Assumes that life insurance would be continued at rate of two times current employer cost.

Director Compensation Table for 2009

The following table provides compensation information for the year ended December 31, 2009 for each of our non-employee directors. Directors who are employees do not receive compensation for their services as directors.

					Change in
					Pension Value of
					Non-Qualified
				Non-Equity	Deferred
	Fee Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards(2)	Awards(3)(4)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Joan L. Amble	80,000	—	70,000	—	—	—	150,000
Leon D. Black	—	—	70,000	—	—	—	70,000
David J. Flowers(1)	25,000	—	70,000	—	—	—	95,000
Lawrence F. Gilberti	70,000	—	70,000	—	—	—	140,000
Eddy W. Hartenstein	50,000	—	70,000	—	—	—	120,000
James P. Holden	50,000	—	70,000	—	—	—	120,000
Chester A. Huber, Jr.	—	—	—	—	—	—	—
Gregory B. Maffei(1)	37,500	—	70,000	—	—	—	107,500
John C. Malone(1)	25,000	—	70,000	—	—	—	95,000
John W. Mendel	—	—	—	—	—	—	—
James F. Mooney	60,000	—	70,000	—	—	—	130,000
Jack Shaw	50,000	—	70,000	—	—	—	120,000

(1)	Amount reflects service for partial year.

(2)	Directors were not awarded restricted stock units in 2009. At December 31, 2009, the aggregate number of unvested restricted stock units outstanding for each director was as follows: Ms. Amble — 0; Mr. Black — 47,425; Mr. Flowers — 0; Mr. Gilberti — 140,672; Mr. Hartenstein — 0; Mr. Holden — 140,672; Mr. Huber — 0; Mr. Maffei — 0; Mr. Malone — 0; Mr. Mendel — 0; Mr. Mooney — 92,070; and Mr. Shaw — 0. The directors acquired the restricted stock units held by them as part of our former director compensation program. These restricted stock units will vest on the first anniversary of the date the person ceases to be a director.

(3)	The aggregate grant date fair value of stock option awards was computed in accordance with ASC 718, Compensation-Stock Compensation. The assumptions used in the valuation are discussed in Note 13 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

(4)	In 2009, directors, other than Messrs. Huber and Mendel, were each awarded 214,237 options at an exercise price of $0.35 per share with a grant date fair value of $50,459, and 53,973 options at an exercise price of $0.54 per share with a grant date fair value of $19,541. At December 31, 2009, the aggregate number of option awards outstanding for each director was as follows: Ms. Amble — 1,210,447; Mr. Black — 1,217,860; Mr. Flowers — 268,210; Mr. Gilberti — 1,227,860; Mr. Hartenstein — 1,256,447; Mr. Holden — 1,257,860; Mr. Huber — 0; Mr. Maffei — 268,210; Mr. Malone — 268,210; Mr. Mendel — 0; Mr. Mooney — 1,217,860; and Mr. Shaw — 1,302,447.

Mr. Huber and Mr. Mendel, who were or are employees of General Motors and American Honda, respectively, have elected to forgo all compensation paid to directors.

As chairman of the board of directors, Mr. Hartenstein will receive an annual cash retainer of $100,000. The other members of our board of directors each receive a cash annual retainer of $50,000. In addition, each member receives $70,000 in the form of options to purchase our common stock which are granted the business day following each year’s annual meeting of stockholders. All options to purchase common stock awarded to our directors vest over a four-year period, with 25% vesting on each anniversary of the date of grant; provided that no options vest in a given year if, in the prior calendar year, the director failed to attend at least 75% of the meetings of the board.

Any director who fails to attend at least 75% of the meetings of the board of directors in any given year, forfeits 25% of his or her compensation that is payable in cash. During 2009, all of our directors, other than Leon Black, attended over 75% of the meetings of our board of directors.

Each director who serves as chair of a committee of the board of directors receives an additional annual cash retainer as follows: the audit committee chairwoman receives $30,000; the compensation committee chairman receives $20,000; and the nominating and corporate governance chairman receives $10,000.

We also pay reasonable travel and accommodation expenses of directors in connection with their participation in meetings of the board of directors.

Item 1 — Election of Directors

Eight directors will be elected at the annual meeting. Currently, there are thirteen members of our board of directors. Messrs. Chester A. Huber, Jr. and John W. Mendel have decided not to stand for re-election to our board of directors. The board has elected not to fill their seats on the board. The Nominating and Corporate Governance Committee of our board of directors has nominated eight directors to be elected as Common Stock Directors by the holders of our common stock and our Series A Convertible Preferred Stock (the “Common Stock Director Nominees”). John C. Malone, Gregory B. Maffei and David J.A. Flowers have been appointed to the board of directors by an affiliate of Liberty Media Corporation, the holder of our Series B-1 Preferred Stock, and are referred to as the Preferred Stock Director Designees.

The Nominating and Corporate Governance Committee believes that well functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. Although the board of directors does not have a formal policy with regard to the consideration of diversity in identifying directors, diversity is one of the factors that the Nominating and Corporate Governance Committee may, pursuant to its charter, take into account in identifying director candidates. The Nominating and Corporate Governance Committee generally considers each Common Stock Director in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a body, possesses the appropriate mix of skills and experience to oversee our business. Depending on current membership of our board of directors, the Nominating and Corporate Governance Committee also may decide to seek or give preference to a qualified candidate who is female or adds to the ethnic diversity of the board. The experience, qualifications, attributes, or skills that led the Nominating and Corporate Governance Committee to conclude that our Common Stock Directors should serve on the board are generally described below:

Joan L. Amble	Ms. Amble has extensive experience in financial accounting and systems, including experience in consumer oriented subscription businesses, such as American Express.

Leon D. Black	Mr. Black’s experience in corporate finance is substantial. He has extensive experience in arranging and structuring financings for enterprises worldwide, particularly enterprises with credit profiles similar to ours. In addition, Mr. Black’s experience in the private equity industry adds a long-term strategic perspective to the board’s deliberations.

Lawrence F. Gilberti	Mr. Gilberti has served on our board since 1993, shortly after our founding. He brings a range of institutional knowledge and experience to the board in evaluating business proposals, assessing risks, and critiquing alternatives that the Nominating and Corporate Governance Committee believes is valuable.

Eddy W. Hartenstein	As the former Chief Executive Officer of DirecTV, Mr. Hartenstein has extensive experience in building, managing, marketing and operating a satellite service. He brings direct and highly relevant expertise to the board in such areas as: the construction and procurement of satellites, managing a large consumer subscriber base, consumer marketing, and the design and implementation of systems necessary to support a growing and dynamic consumer-oriented business.

James P. Holden	Mr. Holden has spent his career in the automotive business, which has given him a background in managing a volatile business. Mr. Holden’s perspective on and knowledge of the workings, business and product planning processes, and individuals in the automotive industry are significant assets to the board and its deliberations.

Mel Karmazin	Mr. Karmazin has spent his career in the media and entertainment industry, with particularly relevant experience in radio. Mr. Karmazin’s expertise in general management, finance and strategic planning is extremely valuable; in particular, his radio experience and his skills in the areas of revenue maximization, cost control, music and talk programming as well government, public and investor relations position him uniquely to serve as a director. As our Chief Executive Officer, Mr. Karmazin provides the board not only with knowledge of our daily workings, but also with the essential experience, insight and expertise that can be provided only by a person who is intimately involved in running our business.

John W. Mendel	Mr. Mendel has extensive experience in the automotive industry. As an executive of American Honda, he brings a valuable perspective on the direction of the automotive industry, including the product and customer focuses of the industry.

Mr. Mendel has declined to stand for reelection as a director at this year’s annual meeting of stockholders.

Chester Huber, Jr	Mr. Huber is the former President of OnStar, a division of General Motors that operates its remote safety and information service. Mr. Huber also has extensive experience in the automotive industry. His experience with OnStar has given him special insights into the management and marketing of services to owners and lessees of vehicles, as well as the development of other vehicle infotainment services.

Mr. Huber has declined to stand for reelection as a director at this year’s annual meeting of stockholders.

James F. Mooney	Mr. Mooney has had a varied career in industries ranging from computer products to telecommunications. His diverse experience is very useful in our business and budget planning process, in evaluating personnel and compensation, in assessing financing alternatives, and in assessing and evaluating our long-term business plans.

Jack Shaw	As the retired Chief Executive Officer of Hughes Electronics, Mr. Shaw has broad experience in satellite systems and telecommunications infrastructures. This experience, together with his general management expertise, assists the board in evaluating satellite procurement programs, satellite insurance and redundancy proposals, and long-term network planning projects.

Set forth below are the eight Common Stock Director Nominees to be elected by the holders of our common stock and our Series A Convertible Preferred Stock to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified and the three Preferred Stock Director Designees that will serve until their respective successors have been duly elected and qualified pursuant to the Certificate of Designations for the Series B-1 Preferred Stock.

To be elected as a director, each Common Stock Director Nominee must receive a plurality of the votes cast by the holders of our common stock and our Series A Convertible Preferred Stock, voting together as a single class.

Should any Common Stock Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person our board of directors may nominate or designate. Each Common Stock Director Nominee has expressed his or her intention to serve.

Common Stock Director Nominees

Joan L. Amble, age 56, has been a director since July 2008. From December 2006 until the closing of the merger with XM in July 2008, Ms. Amble served as a director of XM Satellite Radio Holdings Inc. Ms. Amble has served as Executive Vice President and Corporate Comptroller for American Express Company since December 2003. Prior to joining American Express, Ms. Amble served as chief operating officer and chief financial officer of GE Capital Markets, a service business within GE Capital Services, Inc., overseeing securitizations, debt placement and syndication, as well as structured equity transactions. From 1994 to March 2003, Ms. Amble served as vice president and controller for GE Capital. Ms. Amble also serves as a member of the board of directors of Broadcom, Inc.

Leon D. Black, age 58, has been a director since June 2001. Mr. Black is the Chairman of the Board and Chief Executive Officer of Apollo Global Management, LLC and a Managing Partner of Apollo Management, L.P. which he founded in 1990 to manage investment capital on behalf of a group of institutional investors, focusing on corporate restructuring, leveraged buyouts, and taking minority positions in growth-oriented companies. From 1977 to 1990, Mr. Black worked at Drexel Burnham Lambert Incorporated, where he served as managing director, head of the Mergers & Acquisitions Group and co-head of the Corporate Finance Department. Mr. Black serves on the board of the general partner of AP Alternative Assets. Mr. Black is a trustee of Dartmouth College, The Museum of Modern Art, Mount Sinai Hospital, The Metropolitan Museum of Art, Prep for Prep, and the Asia Society. He is also a member of The Council on Foreign Relations, The Partnership for New York City and the National Advisory Board of JPMorganChase. He is also a member of the boards of directors of Faster Cures and the Port Authority Task Force. Mr. Black also served as a director at United Rentals, Inc., AMC Entertainment and Wyndham International during the last five years.

Lawrence F. Gilberti, age 59, has been a director since September 1993. Since June 2000, Mr. Gilberti has been a partner in the law firm of Reed Smith LLP; from May 1998 through May 2000, he was of counsel to that firm. From August 1994 to May 1998, Mr. Gilberti was a partner in the law firm of Fischbein Badillo Wagner Harding.

Eddy W. Hartenstein, age 59, has been a director since July 2008. From May 2005 until the closing of the merger with XM in July 2008, Mr. Hartenstein served as a director of XM Satellite Radio Holdings Inc. In August 2008, Mr. Hartenstein was named Publisher and CEO of the Los Angeles Times. In December 2008, Tribune Company and its subsidiaries, including the Los Angeles Times, filed for protection under the United States federal bankruptcy laws. Mr. Hartenstein was the Vice Chairman and a member of the board of directors of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation) from December 2003 until his retirement in December 2004. Mr. Hartenstein served as Chairman and CEO of DIRECTV, Inc. from late 2001 to 2004 and as President of DIRECTV, Inc. from its inception in 1990 to 2001. Prior to 1990, Mr. Hartenstein served in various capacities for Hughes Communications, Inc., Equatorial Communications Services Company and Hughes Communications. Mr. Hartenstein also serves as a member of the board of directors of SanDisk Corporation, The City of Hope and Broadcom, Inc. Mr. Hartenstein also served as a director at Thomson Multimedia during the last five years.

James P. Holden, age 58, has been a director since August 2001. From October 1999 until November 2000, Mr. Holden was the President and Chief Executive Officer of DaimlerChrysler Corporation, one of the world’s largest automakers. Prior to being appointed President in 1999, Mr. Holden held numerous senior positions within Chrysler Corporation during his 19-year career at the company. Since March 2007, Mr. Holden has been the Non-Executive Chairman of Meridian Automotive, a privately held auto supply company. Mr. Holden is a director of SMobile Systems, Speedway MotorSports, Inc., Motors Liquidation Corporation and Lead Director of Snap-On Incorporated.

Mel Karmazin, age 66, has served as our Chief Executive Officer and a member of our board of directors since November 2004. Prior to joining us, Mr. Karmazin was President and Chief Operating Officer and a member of the board of directors of Viacom Inc. from May 2000 until June 2004. Prior to joining

Viacom, Mr. Karmazin was President and Chief Executive Officer of CBS Corporation from January 1999 and a director of CBS Corporation from 1997 until its merger with Viacom in May 2000. He was President and Chief Operating Officer of CBS Corporation from April 1998 through December 1998. Mr. Karmazin joined CBS Corporation in December 1996 as Chairman and Chief Executive Officer of CBS Radio and served as Chairman and Chief Executive Officer of the CBS Station Group (Radio and Television) from May 1997 to April 1998. Prior to joining CBS Corporation, Mr. Karmazin served as President and Chief Executive Officer of Infinity Broadcasting Corporation from 1981 until its acquisition by CBS Corporation in December 1996. Mr. Karmazin served as Chairman, President and Chief Executive Officer of Infinity from December 1998 until the merger of Infinity Broadcasting Corporation with Viacom in February 2001.

James F. Mooney, age 55, has been a director since July 2003. Since March 2003, Mr. Mooney has been a director and chairman of the board of directors of Virgin Media Inc., a U.K. entertainment and communications business. From December 2004 to December 2007, Mr. Mooney was the chairman of the board of directors of RCN Corporation, a provider of bundled telephone, cable and high speed internet services. From April 2001 to September 2002, Mr. Mooney was the Executive Vice President and Chief Operating Officer of Nextel Communications Inc., a provider of wireless communications services. From January 2000 to January 2001, Mr. Mooney was the Chief Executive Officer and Chief Operating Officer of Tradeout Inc., an asset management firm owned jointly by General Electric Capital, Ebay Inc. and Benchmark Capital. From March 1999 to January 2000, Mr. Mooney was the Chief Financial Officer/Chief Operating Officer at Baan Company, a business management software provider. From 1980 until 1999, Mr. Mooney held a number of positions with IBM Corporation, including Chief Financial Officer of the Americas.

Jack Shaw, age 71, has been a director since July 2008. From May 1997 until the closing of the merger with XM in July 2008, Mr. Shaw served as a director of XM Satellite Radio Holdings Inc. Mr. Shaw served as Chief Executive Officer of Hughes Electronics Corporation from January 2000 until his retirement in December 2003 and served as Chief Executive Officer and Chairman of Hughes Network Systems, Inc. from 1987 and 1988, respectively, through January 2000. Previously, Mr. Shaw held senior management positions with companies including ITT Space Communications, Inc., Digital Communications Corporation and M/A-Com Telecommunications, Inc., which was acquired by Hughes Electronics Corporation in 1987. Mr. Shaw is a member of the Board of Directors of Globecomm Systems, Inc.

The board of directors unanimously recommends a vote “FOR” each of the Common Stock Director Nominees.

Preferred Stock Director Designees

John C. Malone, age 69, has been a director since April 2009. Mr. Malone has been Chairman of the Board and a director of Liberty Media Corporation since March 2006. Prior to that, Mr. Malone was Chairman of the Board and a director of Old Liberty from 1994 to May 2006. He was Chief Executive Officer of Old Liberty from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-communications, Inc., or TCI, from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone has served as Chairman of the Board of Liberty Global, Inc. since June 2005 and Chairman of the Board of DIRECTV since November 2009. Previously, he served as Chairman of the Board of DIRECTV’s predecessor, The DirecTV Group, Inc., from February 2008 to November 2009. He has served as a director of Discovery Communications, Inc. since September 2008, and served as Chairman of the Board of its predecessor, Discovery Holding Company, from May 2005 to September 2008. Mr. Malone served as Chairman of the Board of Liberty Media International, Inc. from March 2004 to June 2005 and as a director of UnitedGlobalCom, Inc. from January 2002 to June 2005. Mr. Malone has served as a director of (i) IAC/InterActiveCorp since May 2006, (ii) Expedia, Inc. since August 2005, (iii) Ascent Media Corporation since January 2010 and (iv) Live Nation Entertainment, Inc. since January 2010. Mr. Malone served as a director of the Bank of New York Company, Inc. from June 2005 to April 2007 and as a director of Cablevision Systems Corp. from March 2005 to June 2005.

Gregory B. Maffei, age 49, has been a director since March 2009. Mr. Maffei has been the Chief Executive Officer, President and a director of Liberty Media Corporation since March 2006. He served as the

Chief Executive Officer and President of Liberty Media LLC (formerly named Liberty Media Corporation (“Old Liberty”)) from February 2006 to May 2006 and as a director of Old Liberty from November 2005 to May 2006. Mr. Maffei had previously served as CEO-Elect of Old Liberty from November 2005 through February 2006. Mr. Maffei served as President and CFO of Oracle Corporation from June 2005 until November 2005. Mr. Maffei served as Chairman and Chief Executive Officer of 360networks from January 2000 until June 2005. Previously he served as CFO of Microsoft and Chairman of Expedia. Mr. Maffei also served as a director of Expedia from 1999 to February 2006 and as a director of Starbucks Corporation from February 1999 to March 2006. Mr. Maffei has served as a director of DIRECTV since November 2009 and served as a director of its predecessor, The DirecTV Group, Inc., from June 2008 to November 2009. Mr. Maffei has served as a director of Electronics Arts, Inc. since June 2003.

David J.A. Flowers, age 55, has been a director since April 2009. Mr. Flowers has been a Senior Vice President and the Treasurer of Liberty Media Corporation since March 2006. He has served as a Senior Vice President of Old Liberty since October 2000 and Treasurer of Old Liberty since April 1997. Prior to that, Mr. Flowers served as a Vice President of Old Liberty from June 1995 to October 2000. Mr. Flowers also serves as a director of Internal Leisure Group, Inc.

Item 2 — Adoption of the Rights Plan

Our board of directors is asking stockholders to approve the rights agreement, dated as of April 29, 2009 (the “Rights Plan”), between the company and The Bank of New York Mellon (the “Rights Agent”) that our board adopted. Unless stockholder approval is obtained by June 30, 2010, the Rights Plan will automatically expire on that date. If stockholder approval is obtained, the Rights Plan will expire pursuant to its terms no later than August 1, 2011 (see “Description of Rights Plan — Expiration”).

Background and Reasons for Proposal

We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended (the “Code”), we may “carry forward” these losses in certain circumstances to offset current and future earnings and reduce our federal income tax liability. We believe that we currently will be able to carry forward our net operating losses (“NOLs”) and that these NOLs could be a substantial asset to us.

The merger with XM on July 28, 2008 resulted in a change of ownership under Section 382 of the Code. The ownership change did not limit our ability to utilize future tax deductions and so no adjustments were made to our gross deferred tax assets as a result of the merger. At December 31, 2009, we had NOL carryforwards of approximately $8 billion for federal and state income tax purposes available to offset future taxable income. These NOL carryforwards expire on various dates beginning in 2014.

On March 6, 2009, we issued Liberty Radio LLC, an affiliate of Liberty Media Corporation, preferred stock that is convertible into approximately 40% of our common stock. Currently, we do not believe that we have experienced an “ownership change” as a result of this issuance to Liberty Media, but calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of Section 382 of the Code, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. We have analyzed the information available, along with various scenarios of possible future changes of ownership. In light of this analysis, our current stock price and daily trading volume, we believe that, if no action is taken, it is possible that we could undergo a subsequent “ownership change” under Section 382 of the Code. We believe the Rights Plan substantially reduces this risk.

On April 28, 2009, our board of directors adopted the Rights Plan to protect against further limitations on our ability to use our NOLs to reduce our future taxable income. The benefit of the NOLs to us could be significantly reduced if we were to experience another “ownership change” as defined in Section 382 of the Code. If that were to happen, the use of our NOLs and credits to offset our taxable income subsequent to the “ownership change” could be materially limited. The annual limit is obtained by multiplying (1) the aggregate value of our outstanding equity immediately prior to the “ownership change” (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (2) the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” In calculating this annual limit, numerous special rules and limitations apply and it is necessary to incorporate unpredictable factors, such as the future aggregate value of our outstanding common stock and the federal long-term tax exempt interest rate.

If we were to have taxable income in excess of the NOL utilization limitations following a subsequent Section 382 “ownership change,” we would not be able to offset such excess taxable income with the NOLs. Although any loss carryforwards not used as a result of any Section 382 limitation would remain available to offset income in future years (again, subject to the Section 382 limitation), another “ownership change” could significantly defer the utilization of the loss carryforwards, accelerate payment of federal income tax and/or cause some of the NOLs to expire unused. It is impossible to predict with any accuracy the potential additional annual limitation on the amount of our taxable income that could be offset by our net operating loss carryforwards and credits were another “ownership change” to occur, but such limitation could be material.

Moreover, the amount and timing of our future taxable income, if any, cannot be accurately predicted, and we cannot estimate the exact amount of NOLs that can ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe the NOLs are a very valuable asset, and our board of directors believes it is in our best interests to attempt to deter the imposition of additional limitations on their use by adopting the Rights Plan.

Section 382 Ownership Calculations

Generally, an “ownership change” can occur through one or more acquisitions by which one or more stockholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders at any time during the preceding rolling three-year period. The amount of the increase in the percentage of stock ownership (measured as a percentage of the value of our outstanding shares rather than voting power) of each 5-percent stockholder is computed separately, and each such increase is then added together with any other such increases to determine whether an “ownership change” has occurred. In determining whether an “ownership change” has occurred, the rules of Section 382 are very complex and are beyond the scope of this summary discussion.

Description of Rights Plan

The Rights Plan is intended to protect stockholder value by reducing the risk of a Section 382 ownership change, thereby preserving our ability to use the NOLs. Although the Rights Plan is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot assure that it would prevent all transfers that could result in such an “ownership change.”

The Rights Plan is intended to act as a deterrent to any person or group (an “Acquiring Person”) acquiring 4.9% or more of our outstanding common stock (assuming for purposes of this calculation that all of our outstanding convertible preferred stock is converted into common stock) without the approval of our board of directors. The Rights Plan exempts future acquisitions of common stock by Liberty Radio, LLC and its affiliates but does not in any respect alter the respective rights and obligations of the company and Liberty Radio, LLC and its affiliates under the terms of the Investment Agreement dated as of February 17, 2009, between the company and Liberty Radio, LLC. Any rights held by an Acquiring Person are void and may not be exercised. Our board of directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan.

If you approve the Rights Plan, the rights and the Rights Plan would expire on August 1, 2011, unless the rights and the Rights Plan expire earlier as provided in the Rights Plan (see “Description of Rights Plan — Expiration”). As we describe below, if our board of directors determines that the Rights Plan is no longer necessary for the protection of our NOLs, the Rights Plan would expire.

The following description of the Rights Plan is qualified in its entirety by reference to the text of the Rights Plan, which is attached to this proxy statement as Appendix A. We urge you to read carefully the Rights Plan in its entirety as the discussion below is only a summary.

The Rights.  As part of the Rights Plan, our board of directors authorized the issuance of one right per each outstanding share of our common stock payable to our stockholders of record as of May 11, 2009. Subject to the terms, provisions and conditions of the Rights Plan, each right initially represents the right to purchase from us one one-millionth of a share of our Series C Junior Preferred Stock for a purchase price of $2.00 (the “Purchase Price”). If issued, each fractional share of preferred stock would give a stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, a right does not give its holder any rights as a stockholder.

Exercisability.  The rights will not be exercisable until the close of business on the tenth business day after a public announcement by us that a person or group has become an Acquiring Person. We refer to the date that the rights become exercisable as the “Distribution Date.” Until the Distribution Date, our common stock certificates will evidence the rights. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred on the books and records of the Rights Agent as provided in the Rights Plan.

Subject to the exchange feature described below, after the Distribution Date, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will be void), will have the right to receive upon exercise and payment of the Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price.

Exchange.  On or after the Distribution Date, we (1) will, if on such date the voting rights set forth in Section 12 of the Certificate of Designations for our Convertible Perpetual Preferred Stock, Series B-1, are still in effect, and (2) at any time thereafter, may, at the option of our board of directors, exchange the rights (other than rights owned by such person or group which will have become void) for our common stock, in whole or in part, at an exchange ratio of one share of our common stock per right (subject to adjustment).

Expiration.  The rights and the Rights Plan will expire on the earliest of (1) August 1, 2011, (2) the time at which the rights are redeemed pursuant to the Rights Plan, (3) the time at which the rights are exchanged pursuant to the Rights Plan, (4) the repeal of Section 382 of the Code, or any successor statute, if our board of directors determines that the Rights Plan is no longer necessary for the preservation of tax benefits, (5) the beginning of a taxable year to which our board of directors determines that no tax benefits may be carried forward and (6) June 30, 2010 if our stockholders have not approved the Rights Plan.

Redemption.  At any time prior to the Distribution Date, our board of directors may redeem the rights in whole, but not in part, at a price of $0.00001 per right, subject to adjustment to reflect any stock split, stock dividend or similar transaction (the “Redemption Price”). The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions.  Our board of directors may make certain adjustments to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common stock. Such adjustments may include adjustments to the purchase price of the preferred shares under the rights, the number of preferred shares issuable pursuant to each right and the number of outstanding rights, in each case as provided for in the Rights Plan. Generally, no adjustments to the purchase price of less than 1% will be made.

Amendments.  Before the Distribution Date, our board of directors may amend or supplement the Rights Plan without the consent of the holders of the rights. After the Distribution Date, our board of directors may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable, and no such amendment may cause the rights again to become redeemable or cause the Rights Plan again to become amendable other than in accordance with this sentence.

Other Considerations.  Our board of directors believes that attempting to safeguard our NOLs as described above is in our best interests. Nonetheless, the Rights Plan could have certain potentially negative consequences:

•	Potential Effects on Liquidity. The Rights Plan is expected to deter stockholders from acquiring, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of our stock may be limited by reducing the class of potential acquirers for such stock.

•	Potential Impact on Value. Because the Rights Plan may restrict a stockholder’s ability to acquire our common stock, the market value of our common stock might be affected. The Rights Plan could discourage or prevent accumulations of substantial blocks of shares in which our stockholders might receive a substantial premium above market value. However, these disadvantages are outweighed, in the opinion of our board of directors, by the importance of maintaining the availability of our tax benefits. Our board of directors did not adopt the Rights Plan to discourage stockholders from accumulating our common stock. The purpose of the Rights Plan is to reduce the risk that we may be unable to fully utilize our tax benefits as a result of future transfers of our common stock, and to increase our flexibility to repurchase our stock. We have also retained the ability under the Rights Plan for our board of directors to redeem the rights or cause the Rights Plan to expire if our board of directors determines that the rights are no longer in the best interests of the company and its stockholders.

Vote Required

The affirmative vote of a majority in voting power of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Convertible Preferred Stock, voting together as a single class, present in person or by proxy, and entitled to vote on the proposal, is required for the approval of the Rights Plan.

The board of directors unanimously recommends a vote “FOR” the proposal.

Item 3 —	Extend for One More Year our Board of Directors’ Authority (through the Approval of an Amendment to Our Certificate of Incorporation) to Effect a Reverse Stock Split and to Reduce the Number of Authorized Shares of Our Common Stock

General

Our board of directors has approved, and is hereby soliciting stockholder approval of the authority to effect a reverse stock split through an amendment to our certificate of incorporation at a ratio of not less than one-for-two and not more than one-for-twenty-five in the form set forth in Appendix B to this proxy statement (the “Reverse Stock Split Amendment”).

Our stockholders approved an amendment to our certificate of incorporation at our 2008 and 2009 annual meetings of stockholders to authorize an amendment to our certificate of incorporation to effect a reverse stock split, decrease the number of authorized shares under our certificate of incorporation following a reverse stock split, and provide for certain other actions described herein. Approval of this amendment to our certificate of incorporation would extend previous authority for a reverse stock split and reduction in shares that was approved at our 2009 annual meeting to June 30, 2011 from June 30, 2010. If stockholders approve this Item 3, this approval will supersede the approval we received to amend our certificate of incorporation to effect a reverse stock split at our 2009 annual meeting of stockholders on May 27, 2009.

A vote FOR this Item 3 will constitute approval of the Reverse Stock Split Amendment providing for the combination of any whole number of shares of common stock between and including two and twenty-five into one share of common stock and will grant our board of directors the authority to select which of the approved exchange ratios within that range will be implemented. If stockholders approve this proposal, our board of directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on June 30, 2011, the board of directors will have no authority to effectuate the Reverse Stock Split Amendment. If the reverse stock split is implemented, the Reverse Stock Split Amendment also would reduce the number of authorized shares of our common stock as set forth below but would not change the par value of a share of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Our board of directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this Item 3, the reverse stock split will be effected, if at all, only upon a determination by the board of directors that the reverse stock split is in the company’s and the stockholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the board of directors will set the time for such a split and select a specific ratio within the range. These determinations will be made by the board of directors with the intention to create the greatest marketability for our common stock based upon prevailing market conditions at that time.

The board of directors reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the company and its stockholders.

Purpose of the Reverse Stock Split Amendment

Our common stock currently trades on The NASDAQ Global Select Market under the symbol “SIRI”. The NASDAQ Global Select Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that a company’s common stock have a trading price that is greater than or equal to $1.00 per share. On September 15, 2009, we received notice from the NASDAQ Stock Market that our common stock had closed below $1.00 per share for 30 consecutive business days and was therefore not in compliance with the NASDAQ Marketplace Rules. On March 16, 2010, we received a letter from the NASDAQ staff stating that we had not regained compliance with the $1.00 minimum closing bid price requirement for continued listing under NASDAQ Listing Rule 5450(a)(1). We have been granted a hearing before a NASDAQ Hearings Panel to appeal the staff’s determination. This request automatically stayed any action to delist our common stock from The NASDAQ Global Select Market until the hearing procedures have concluded. Currently, we meet all of The NASDAQ Global Select Market’s continued listing criteria, other than the minimum bid price requirement.

The purpose of the reverse stock split is to increase the per share trading value of our common stock. Our board of directors intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock, and only if the implementation of a reverse stock split is determined by the board of directors to be in the best interests of the company and its stockholders. Our board of directors may exercise its discretion not to implement a reverse stock split.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the company. As described below, holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of our common stock to the extent there are concurrently stockholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the Reverse Stock Split Amendment will be that:

•	depending on the ratio for the reverse stock split selected by our board of directors, each two or twenty-five shares of common stock owned by a stockholder, or any whole number of shares of common stock between two and twenty-five as determined by the board of directors, will be combined into one new share of common stock;

•	the number of shares of common stock issued and outstanding (including the shares issuable upon conversion of our preferred stock) will be reduced from approximately 6.5 billion shares to a range of approximately 3.25 billion shares to 260 million shares, depending upon the reverse stock split ratio selected by the board of directors;

•	the number of authorized shares of common stock will be reduced from 9 billion to a range of approximately 4.5 billion to 700 million dependent on the reverse stock split ratio chosen by the board of directors. The table below illustrates the number of authorized shares of common stock that will correspond to each range of reverse stock split ratios:

Total Authorized Shares of Common Stock
Range of Reverse Stock Split Ratios	after Reverse Stock Split

One-for-two to one-for-nine	4,500,000,000
One-for-ten to one-for-nineteen	1,300,000,000
One-for-twenty to one-for-twenty-five	700,000,000

•	because the number of issued and outstanding shares of common stock will decrease as result of the reverse stock split, the number of authorized but unissued shares of common stock may increase on a relative basis. These additional shares of authorized common stock would be available for issuance at the discretion of our board of directors from time to time for corporate purposes such as raising additional capital and settling outstanding obligations, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares would provide us with additional flexibility to meet business and financing needs as they arise;

•	based upon the reverse stock split ratio selected by our board of directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, restricted stock awards, restricted stock units, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split; and

•	the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the reverse stock split ratio selected by our board of directors.

The table below illustrates the effect, as of February 23, 2010, of a reverse stock split at certain ratios on (i) the shares of common stock outstanding and reserved for issuance, (ii) the reduced number of total authorized shares of common stock under our certificate of incorporation, and (iii) the resulting number of shares of common stock available for issuance:

	Shares of Common
	Stock Outstanding
	plus Shares of		Shares of Common
	Common Stock	Total Authorized	Stock Available for
	Reserved for	Shares of Common	Issuance (% of
	Issuance	Stock	total authorized)

One-for-two stock split is approved	3,633,286,720	4,500,000,000	866,713,279(19.26)%
One-for-ten stock split is approved	726,657,344	1,300,000,000	573,342,656(44.10)%
One-for-twenty-five stock split is approved	290,662,938	700,000,000	409,337,062(58.48)%

Certain Risks Associated with the Reverse Stock Split

•	If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•	There can be no assurance that the reverse stock split will result in any particular price for our common stock. As a result, the trading liquidity of our common stock may not necessarily improve.

•	There can be no assurance that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on , 2010 of $ per share, if the reverse stock split were implemented and approved for a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of our common stock would be $ or greater. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•	Because the number of issued and outstanding shares of common stock would decrease as result of the reverse stock split, the number of authorized but unissued shares of common stock would increase on a relative basis. If we issue additional shares of common stock, the ownership interest of our current stockholders would be diluted, possibly substantially.

•	The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the company with another company.

•	The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our board of directors intends to effect the reverse stock split only if the implementation of the reverse stock split is determined by the board of directors to be in the best interests of the company and its stockholders.

Effective Time

If our board of directors approves the reverse stock split, the split would become effective as of 11:59 p.m., Eastern Time, (the “Effective Time”) on the date of filing the Reverse Stock Split Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of our common stock in accordance with the reverse stock split ratio determined by our board of directors.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act. Our common stock will continue to be listed on The NASDAQ Global Select Market under the symbol “SIRI”, although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the reverse stock split has occurred.

Board Discretion to Implement the Reverse Stock Split Amendment

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by our board of directors that a reverse stock split (at a ratio determined by the board of directors as described above) is in the best interests of the company and the stockholders. The board of directors’ determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If our board of directors determines to effect the reverse stock split, the board of directors will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

Fractional Shares

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, our transfer agent for the registered stockholders will aggregate all fractional shares and arrange for them to be sold as soon as practicable after the Effective Time at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing the sale, stockholders will receive a cash payment from the transfer agent in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date a stockholder receives payment for the cashed-out shares. The payment amount will be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder will have no further interest in the company with respect to their cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

Effect on Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time of the reverse stock split and the date payment is received.

Effect on Certificated Shares

Stockholders holding shares of our common stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares”.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Accounting Matters

The reverse stock split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) that hold their shares of our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under U.S. federal income tax laws, such as:

•	stockholders that are not U.S. holders;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons who own more than 5% of our outstanding stock;

•	persons that hold our common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•	U.S. holders who acquired their shares of our common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the reverse stock split to them.

This discussion does not address the tax consequences of the reverse stock split under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of our common stock are urged to consult with their own tax advisors as to the tax consequences of the reverse stock split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

•	an estate that is subject to U.S. federal income tax on its income regardless of its source; or

•	a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

Except as provided below with respect to cash received in lieu of fractional shares, a U.S. holder will not recognize any gain or loss as a result of the reverse stock split.

Cash received in lieu of fractional shares

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split will generally be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock exchanged therefore was greater than one year as of the date of the exchange.

Tax Basis and Holding Period

A U.S. holder’s aggregate tax basis in the common stock received in the reverse stock split will equal such stockholder’s aggregate tax basis in our common stock surrendered in the reverse stock split reduced by any amount allocable to a fractional share of post-reverse stock split common stock for which cash is received. The holding period for the shares of our common stock received in the reverse stock split generally will include the holding period for the shares of our common stock exchanged therefor.

Required Vote and Recommendation

The affirmative vote of the holders of a majority of the voting power of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock, voting together as a single class, and of holders of a majority of the voting power of our common stock, voting as a separate class, will be required to approve the Reverse Stock Split Amendment.

The board of directors unanimously recommends a vote “FOR” the proposal to amend our certificate of incorporation to effect a reverse stock split at a ratio of not less than one-for-two and not more than one-for-twenty-five any time prior to June 30, 2011, with the exact ratio to be determined by our board of directors and to reduce the number of authorized shares as set forth in Item 3 above.

Item 4 —	Ratification of Independent Registered Public Accountants

The board of directors has selected KPMG LLP (“KPMG”) as our independent registered public accountants for 2010. As such, KPMG will audit and report on our financial statements for the year ending December 31, 2010.

Representatives of KPMG are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

On September 23, 2008, the Audit Committee of our board of directors approved the engagement of KPMG as our independent registered public accounting firm. Since 1997, KPMG has performed the audit of XM Holdings, which became our subsidiary upon the closing of our merger on July 28, 2008. During our two most recent fiscal years and any subsequent interim period prior to the engagement of KPMG, neither we, nor anyone on our behalf, consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.”

Effective as of September 23, 2008, we dismissed Ernst & Young LLP as our independent auditors. This action was approved by the Audit Committee of our board of directors.

The reports of Ernst & Young on our financial statements for the fiscal year ended December 31, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2007 and through September 23, 2008, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its report, nor were there any “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

We requested Ernst & Young to review the disclosures contained in the preceding two paragraphs and asked Ernst & Young to furnish us with a letter addressed to the SEC stating whether it agreed with those statements contained herein. We filed a copy of Ernst & Young’s letter as an exhibit to a Current Report on Form 8-K dated September 25, 2008.

The board of directors unanimously recommends a vote “FOR” the ratification of KPMG LLP as our independent registered public accountants for 2010.

Principal Accountant Fees and Services

The following table sets forth the fees billed to us by KPMG LLP as of and for the years ended December 31, 2009 and 2008:

	For the Year Ended
	December 31
	2009	2008

Audit fees(1)	2,175,458	2,127,102
Audit-related fees(2)	183,725	25,000
Tax fees	—	—
All other fees(3)	22,187	241,550

	2,381,370	2,393,652

(1)	Audit fees billed by KPMG LLP related to the audits of our annual consolidated financial statements and internal control over financial reporting; the review of our interim consolidated financial statements; review of documents filed with the SEC, including comfort letters, consents and registration statements; and reimbursement for direct out-of-pocket expenses.

(2)	Audit-related fees billed by KPMG LLP related to audits of employee benefit plans, other attestation engagements and reimbursement for direct out-of-pocket expenses.

(3)	Fees billed for all other services rendered to us for tax compliance, tax consulting and 2007 tax provision services related to engagements originating prior to KPMG LLP’s appointment as our independent auditor.

Pre-Approval Policy for Services of Independent Auditor

It is the Audit Committee’s responsibility to review and consider, and ultimately pre-approve, all audit and permitted non-audit services to be performed by our independent registered public accounting firm. In accordance with its charter, the Audit Committee’s pre-approval policies with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm are as follows:

•	The independent registered public accounting firm is not permitted to perform consulting, legal, book-keeping, valuation, internal audit, management functions, or other prohibited services, under any circumstances;

•	The engagement of our independent registered public accounting firm, including related fees, with respect to the annual audits and quarterly reviews of our consolidated financial statements is specifically approved by the Audit Committee on an annual basis;

•	The Audit Committee reviews and pre-approves a detailed list of other audit and audit-related services annually or more frequently, if required. Such services generally include services performed under the audit and attestation standards established by regulatory authorities or standard setting bodies and include services related to SEC filings, employee benefit plan audits and subsidiary audits;

•	The Audit Committee reviews and pre-approves a detailed list of permitted non-audit services annually or more frequently, if required; and

•	The Audit Committee pre-approves each proposed engagement to provide services not previously included in the approved list of audit and non-audit services and for fees in excess of amounts previously pre-approved.

The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services by the independent registered public accounting firm so long as he or she reports decisions to the Audit Committee at its next meeting.

All of the services covered under the captions “Audit Fees” and “Audit-Related Fees” were pre-approved by the Audit Committee.

The Audit Committee has appointed KPMG LLP to audit our 2010 consolidated financial statements.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

The SEC rules require us to include in this proxy statement a report from the Audit Committee of our board of directors. The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The NASDAQ Global Select Market and under Securities Exchange Act Rule 10A-3(b)(1), and it operates under a written charter adopted by our board of directors. A copy of the Audit Committee’s existing charter is available on our website at http://investor.sirius.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee met eleven times during 2009. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include regular executive sessions with our independent registered public accounting firm, internal auditor and outside counsel, without the presence of our management. The Audit Committee reviewed our key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure.

As described more fully in its charter, the purpose of the Audit Committee is to assist our board of directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements; accounting and financial reporting principles; and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and our independent registered public accounting firm, nor can the Audit Committee certify that our independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and our independent registered public accounting firm on the basis of the information it receives, its discussions with management and our independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and our board of directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. The Audit Committee also covers various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees our internal compliance programs.

The Audit Committee has reviewed and discussed our consolidated financial statements with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and our independent registered public accounting firm represented that its presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Audit Committee has received from the auditors the letter and written disclosures with respect to fiscal 2009, which are required by the Public Company Accounting Oversight Board, and has discussed with them their independence from the company and its management. Furthermore, the Audit Committee considered and determined that the auditors’ non-audit services to the company were consistent with the guidelines established to ensure auditor independence.

Following the Audit Committee’s discussions with management and KPMG LLP, the Audit Committee recommended that our board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee

Joan L. Amble, Chairwoman
Eddy W. Hartenstein
James P. Holden
James F. Mooney

OTHER MATTERS

Our board of directors does not intend to present, or have any reason to believe others will present, any other items of business. If other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.

By Order of the Board of Directors,

Patrick L. Donnelly
Executive Vice President,
General Counsel and Secretary

New York, New York
April   , 2010

Appendix A

RIGHTS AGREEMENT
dated as of
April 29, 2009
between
SIRIUS XM RADIO INC.
and
THE BANK OF NEW YORK MELLON,
as Rights Agent

EXHIBITS

Exhibit A:	Form of Certificate of Designation of Series C Junior Preferred Stock
Exhibit B:	Form of Rights Certificate
Exhibit C:	Summary of Rights

A-i

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of April 29, 2009 (the “Agreement”), between Sirius XM Radio Inc., a Delaware corporation (the “Company”) and The Bank of New York Mellon, a New York banking corporation (the “Rights Agent”).

WITNESSETH

WHEREAS, on April 28, 2009, the Board authorized and declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding at the Close of Business (as hereinafter defined) on May 11, 2009 (the “Record Date”), each Right initially representing the right to purchase one one-millionth of a share of Preferred Stock (as hereinafter defined) of the Company, upon the terms and subject to the conditions hereinafter set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) at any time after the Record Date but prior to the Distribution Date (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1  Certain Definitions

For purposes of this Agreement, the following terms shall have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (other than the Company, any Related Person or any Exempt Person) that the Board has determined has become, in itself or, together with all Affiliates and Associates of such Person (but excluding shares held by the Company, any Related Person or any Exempt Person), the Beneficial Owner of 4.9% or more of the shares of Common Stock then-outstanding (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock are converted into Common Stock), provided, however, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company, or (iv) an Exempt Transaction, unless and until such time as such stockholder acquires the beneficial ownership of one additional share of Common Stock. Notwithstanding the foregoing, at any time the Board may, in its sole discretion, determine that any Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (other than any Related Person or Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person pursuant to Section 1.382-4 of the Treasury Regulations, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of the Code, or any successor provision or replacement provision, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(c) “Agreement” shall have the meaning set forth in the preamble of this Agreement.

(d) “Authorized Officer” shall mean the Chief Executive Officer, President, any Vice President, the Treasurer or the Secretary of the Company.

(e) A Person shall be deemed the “Beneficial Owner” of, and to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to ‘‘beneficially own” securities (including rights, options or warrants) which are convertible or exchangeable into Common Stock until such time as the convertible or exchangeable securities are exercised and converted or exchanged into Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; and, provided further, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations, or

(iii) which any other person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after but not including the date of such acquisition, or such later date as the directors of the Company may determine in any specific case. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(e), a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” or have “beneficial ownership” of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(f) “B-1 Consent Right Termination Date” shall have the meaning set forth in Section 24(a) hereof.

(g) “Board” shall mean the Board of Directors of the Company.

(h) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York or New Jersey (or such other state in which the principal office of the Rights Agent may be located) are authorized or obligated by law or executive order to close.

(i) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(k) “Common Stock” shall have the meaning set forth in the preamble of this Agreement.

(l) “Company” shall have the meaning set forth in the preamble of this Agreement.

(m) “Company’s Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as amended.

(n) “Current Per Share Market Price” shall have the meaning set forth in Section 11(d)(i) or Section 11(d)(ii) hereof, as applicable.

(o) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(p) “Distribution Date” shall mean the Close of Business on the tenth Business Day after the Stock Acquisition Date.

(q) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof

(t) “Exempt Person” shall mean each of (i) any Liberty Party, (ii) any Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Stock (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock are converted into Common Stock) would not, as determined by the Board in its sole discretion, jeopardize or endanger the availability to the Company of its Tax Benefits and (iii) any Person that beneficially owns, as of the date hereof, 4.9% or more of the outstanding shares of Common Stock (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock are converted into Common Stock), provided, however, that, with respect to clause (iii) of this paragraph, any such Person shall only be deemed to be an Exempt Person under such clause (iii) for so long as it beneficially owns no more than the amount of Common Stock it owned on the date hereof; and provided, further, that, with respect to clauses (ii) and (iii) of this paragraph, any Person shall cease to be an Exempt Person under such clauses (ii) and (iii), as applicable, as of the date that such Person ceases to beneficially own 4.9% or more of the then outstanding Common Stock (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock, and Series B-1 Convertible Preferred Stock are converted into Common Stock). Additionally, a Person shall cease to be an Exempt Person with respect to clause (ii) of this paragraph if the Board, in its sole discretion, makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) with respect to the availability to the Company of its Tax Benefits.

(u) “Exempt Transaction” shall mean any transaction that the Board determines, in its sole discretion, is exempt, which determination shall be irrevocable.

(v) “Expiration Date” shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights are exchanged as provided in Section 24 hereof, (iv) the repeal of Section 382 of the Code or any successor statute if the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward and (vi) June 30, 2010, if Stockholder Approval has not been obtained.

(w) “Final Expiration Date” shall be August 1, 2011.

(x) “Liberty” shall mean Liberty Media Corporation, a Delaware corporation.

(y) “Liberty Investment Agreement” shall mean that certain Investment Agreement dated as of February 17, 2009, between the Company and Liberty Radio, LLC, a Delaware corporation and indirect wholly owned subsidiary of Liberty Media, as amended from time to time.

(z) “Liberty Party” shall have the meaning ascribed to such term in the Liberty Investment Agreement.

(aa) “Nasdaq” means The Nasdaq Stock Market.

(bb) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such individual or entity.

(cc) “Preferred Stock” shall mean shares of Series C Junior Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the form of Certificate of Designation of Series C Junior Preferred Stock attached hereto as Exhibit A.

(dd) “Purchase Price” shall mean initially $2.00 per one one-millionth of a share of Preferred Stock, subject to adjustment from time to time as provided in this Agreement.

(ee) “Record Date” shall have the meaning set forth in the recitals to this Agreement.

(ff) “Redemption Price” shall mean $0.00001 per Right, subject to adjustment of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

(gg) “Related Person” shall mean (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity (including any entity in a fiduciary capacity) holding shares of Common Stock for or pursuant to the terms of any such plan.

(hh) “Rights” shall have the meaning set forth in the recitals to this Agreement.

(ii) “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(jj) “Rights Certificates” shall mean certificates evidencing the Rights, in substantially the form attached hereto as Exhibit B.

(kk) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll) “Securities Act” shall mean Securities Act of 1933, as amended.

(mm) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(nn) “Stock Acquisition Date” shall mean the first date of public announcement by the Company that a Person has become an Acquiring Person.

(oo) “Stockholder Approval” shall mean the approval of this Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock (or other shares that vote together with the Common Stock as one class for purposes of such an approval) entitled to vote and that are present, or represented by proxy, and are voted on the proposal to approve this Agreement, at the meeting of stockholders of the Company duly held in accordance with the Company’s Certificate of Incorporation and applicable law.

(pp) “Subsidiary” shall mean, with reference to any Person, any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(qq) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(rr) “Summary of Rights ” shall mean a copy of a summary of the terms of the Rights, in substantially the form attached hereto as Exhibit C.

(ss) “Tax Benefits” shall mean the net operating loss carry forwards, capital loss carry forwards, general business credit carry forwards, alternative minimum tax credit carry forwards and foreign tax credit carry forwards, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Company or any direct or indirect Subsidiary thereof.

(tt) “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business.

(uu) “Trigger Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(vv) “Trust” shall have the meaning set forth in Section 24(d) hereof.

(ww) “Trust Agreement” shall have the meaning set forth in Section 24(d) hereof.

(xx) “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

Section 2  Appointment of Rights Agent

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. Prior to the appointment of a co-rights agent, the specific duties and obligations of each such co-rights agents shall be set forth in writing and delivered to the Rights Agent and the proposed co-rights agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-rights agent. To the extent that any co-rights agent takes any action pursuant to this Agreement, such co-rights agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement. The Rights Agent will have no duty to supervise, and in no event will be liable for, the acts or omissions of any co-rights agent.

Section 3  Issuance of Rights Certificates

(a) Until the Distribution Date, (i) the Rights shall be evidenced (subject to Section 3(b)) by the certificates representing the shares of Common Stock, registered in the names of the record holders thereof (which certificates representing such shares of Common Stock shall also be deemed to be Rights Certificates), (ii) the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock, and (iii) the surrender for transfer of any certificates representing such shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

(b) On or as promptly as practicable after the Record Date, the Company shall send by first class, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company as of such date, a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form attached as Exhibit C. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with the Summary of Rights.

(c) Rights shall be issued by the Company in respect of all shares of Common Stock (other than any shares of Common Stock that may be issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date or in certain circumstances provided in Section 22(b) hereof, after the Distribution Date. Certificates representing such shares of Common Stock shall have stamped on, impressed on, printed on, written on, or otherwise affixed to them a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement and as do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the shares of Common Stock may from time to time be listed or quoted:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Sirius XM Radio Inc. and The Bank of New York Mellon, dated as of April 29, 2009 and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Sirius XM Radio Inc. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this certificate. Sirius XM Radio Inc. shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

(d) Any Rights Certificate issued pursuant to this Section 3 or Section 22 hereof that represents Rights beneficially owned by an Acquiring Person or any of its Associates or Affiliates and any Rights Certificate issued or issuable at any time upon the transfer of any Rights to an Acquiring Person or any of its Associates or Affiliates or to any nominee of such Acquiring Person, Associate or Affiliate and any Rights Certificate issued pursuant to Section 6, 11 or 22(a) hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence shall be subject to and contain a legend in substantially the following form or such similar legend as the Company may deem appropriate and is not inconsistent with the provisions of this Agreement and as do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) of the Rights Agreement.

(e) As promptly as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign and the Company shall send or cause to be sent (and the Rights Agent will, if requested, and if provided with all necessary information, send), by first class, insured, postage prepaid mail, to each record holder of shares of Common Stock, as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar of the Common Stock, a Rights Certificate representing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights shall be represented solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the next Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively that the Distribution Date has not occurred.

(f) In the event that the Company purchases or otherwise acquires any shares after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock so purchased or acquired.

Section 4  Form of Rights Certificates

The Rights Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22 hereof, the Rights Certificates, whenever distributed shall entitle the holders thereof to purchase such number of one-millionths of a share of Preferred Stock as is set forth therein at the Purchase Price; provided, however, that the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustments as provided in this Agreement.

Section 5  Countersignature and Registration

(a) The Rights Certificates shall be executed on behalf of the Company by any Authorized Officer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by any Authorized Officer, either manually or by facsimile signature. The Rights Certificates shall be countersigned, either manually or by facsimile signature by the Rights Agent, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, upon receipt by the Rights Agent of written notice of the occurrence of the Distribution Date pursuant to Section 3(e) hereof, a stockholder list and all other relevant information referred to in Section 3(e) or as reasonably requested by the Rights Agent, the Rights Agent shall keep or cause to be kept, at its office or offices designated for such purposes and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the rights may from time to time be listed or quoted, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6  Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates

(a) Subject to the provisions of Section 7(d), Section 14 and Section 16 hereof, at any time after the Close of Business on the Distribution Date, and prior to the Expiration Date, any Rights Certificate(s) (other than Rights Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) representing exercisable Rights may be transferred, split up, combined or exchanged for another Rights Certificate(s), entitling the registered holder to purchase a like number of one-millionth of a share of Preferred Stock (or other securities, as the case may be) as the Rights Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Rights Certificate(s) must make such request in writing delivered to the Rights Agent, and must surrender the Rights Certificate(s) to be transferred, split up, combined or exchanged, with the forms of assignment and certificate contained therein duly executed, at the office or offices of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate(s) until the registered holder shall have (i) properly completed and duly signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange or Rights Certificates as required by Section 9(d) hereof. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation to take any action under any section of this Rights Agreement which requires the payment by a Rights holder of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Rights Certificate to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7  Exercise of Rights; Purchase Price; Expiration Date of Rights

(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date and prior to the Expiration Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) and Section 24 hereof, exercise the Rights evidenced thereby in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price (including any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with the provisions of Section 9(d)) hereof for each one one-millionth of a share of Preferred Stock (or other securities, cash or assets, as the case may be) as to which the Rights are exercised. Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b) Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(d) hereof by certified check, cashier’s check, bank draft or money order payable to the order of the Company, subject to Section 20(k) hereof, the Rights Agent shall, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates representing the total number of one-millionths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit any shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one-millionths of a share of Preferred Stock as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be) cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (iii) when necessary, requisition from the Company or any transfer agent therefor of certificates representing the number of equivalent shares to be issued in lieu of the issuance of shares of Common Stock, as the case may be, in accordance with the provisions of Section 11(a)(iii) when necessary, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (v) when necessary, requisition from the Company of the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14 hereof, and (vi) when necessary, after receipt, deliver such cash to the registered holder of such Rights Certificate.

(c) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, the Rights Agent shall prepare, execute and deliver a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Rights Certificate pursuant to Section 6 or exercise or assignment of a Rights Certificate as set forth in this Section 7 unless the registered holder of such Rights Certificate shall have (i) properly completed and duly signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such transfer, split up, combination, exchange, exercise or assignment and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and Affiliates and Associates thereof as the Company or the Rights Agent may reasonably request.

Section 8  Cancellation and Destruction of Rights Certificates

All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9  Company Covenants Concerning Securities and Rights

(a) The Company covenants and agrees that it shall cause to be reserved, authorized for issuance and kept available out of its authorized and unissued shares of Preferred Stock, and/or other securities, or any shares of any such security of the Company held in its treasury, a number of shares of Preferred Stock (or any other security of the Company as may be applicable at the time of exercise) that shall be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b) The Company covenants and agrees so long as the shares of Preferred Stock (and, following the occurrence of any Person becoming an Acquiring Person, shares of Common Stock and/or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, or quoted on Nasdaq, it shall endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange, or quoted on the Nasdaq, upon official notice of issuance upon such exercise.

(c) The Company covenants and agrees it will take all such actions as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of any Person becoming an acquiring Person shares of Common Stock and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, shall be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

(d) The Company covenants and agrees it will pay when due and payable any and all federal or state taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax or charge is due.

(e) If the Company determines that registration under the Securities Act is required, then the Company shall use commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, on an appropriate form, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective or to qualify the rights, the exercise thereof or the issuance of shares of Preferred Stock, Common Stock, or other securities upon the exercise thereof under state securities or “blue sky” laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement or other document should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights, for a period of time not to exceed 90 days, in each relevant jurisdiction until such time as a registration statement has been declared effective or any such other document filed and, if required, approved, and, upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law. The Company shall notify the Rights Agent in writing whenever it makes a public announcement pursuant to this Section 9(e) and give the Rights Agent a copy of such announcement.

(f) Notwithstanding anything in this Agreement to the contrary, after the later of the Stock Acquisition Date and the Distribution Date, the Company shall not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action shall eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g) In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Sections 7, 11, 14 or 24 it shall make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

Section 10  Record Date

Each Person in whose name any certificate for a number of one-millionths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of any security of the Company with respect to shares for which the Rights are or may be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11  Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights

The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the Record Date (A) declare a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the shares of Preferred Stock were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 24 of this Agreement and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person (a ‘‘Trigger Event”), each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price in accordance with the terms of this Agreement such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one-millionth of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Current Per Share Market Price of the Company’s Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. After the occurrence of a Trigger Event, Rights will no longer be exercisable for the purchase of Preferred Stock, except as provided in Section 11(a)(iii).

Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (1) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (2) a transfer that the Board has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons (with respect to the Rights acquired from such Persons, only), shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use commercially reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the invalidation time, no Right Certificates shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Right Certificates delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be cancelled. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the Current Per Share Market Price of a share of Common Stock. In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of one-millionths of shares of Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock, as the case may be (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any such reduction in the applicable Purchase Price), where such aggregate value has been determined by the Board (upon the advice of a nationally recognized investment banking firm selected by the Board in good faith); provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within 30 days following but not including the date that the Acquiring Person became such (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If within the 30 day period referred to above the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, such 30 day period may be extended to the extent necessary, but not more than 90 days after but not including the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such 30 day period, as it may be extended, is hereinafter called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the

Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

(b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them (for a period expiring within 45 calendar days after but not including such record date) to subscribe for or purchase shares of Preferred Stock (or securities having equivalent rights, privileges and preferences as the shares of Preferred Stock (for purposes of this Section 11(b), “Equivalent Preferred Stock”)) or securities convertible into shares of Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Stock) less than the Current Per Share Market Price of the shares of Preferred Stock (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) If the Company fixes a record date for the making of a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in shares of Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Per Share Market Price of the shares of Preferred Stock (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which shares of Preferred Stock begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one share of Preferred Stock, and the denominator of which is such Current Per Share Market Price of the shares of Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right but less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the “Current Per Share Market Price” of any security (a “Security” for purposes of this Section 11(d)(i) only) on any date shall be deemed to be the average of the daily closing prices per share of a share of the Common Stock for the 30 consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or, if the Security is not listed or admitted to trading on the Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If the Security is not publicly held or not so listed or traded, or is not the subject of available bid and asked quotes, the Current Per Share Market Price of such Security shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(ii) For the purpose of any computation hereunder, the “Current Per Share Market Price” of shares of the Preferred Stock shall be determined in accordance with the method set forth above in Section 11(d)(i) other than the last sentence thereof. If the Current Per Share Market Price of Preferred Stock cannot be determined in the manner provided above, it shall be conclusively deemed to be an amount equal to the current per share market price of the shares of Common Stock multiplied by one million (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the shares of Common Stock occurring after the date of this Agreement). If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, or the subject of available bid and asked quotes, “Current Per Share Market Price” of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the current per share market price of one one-millionth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by one million.

(e) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a share of Preferred Stock or one-millionth of a share of Common Stock or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than shares of Preferred Stock, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10 and 14 with respect to the shares of Preferred Stock (and the Purchase Price in respect thereof) shall apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-millionths of a share of Preferred Stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall evidence the right to purchase, at the adjusted Purchase Price, that number of one-millionths of a share of Preferred Stock (calculated to the nearest one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one-millionths of a share of Preferred Stock issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one-millionths of a share of Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-millionths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. The Company shall also, as promptly as practicable, notify the Rights Agent in writing of same and give the Rights Agent a copy of such announcement. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Rights Certificates have been issued, such record date shall be at least 10 calendar days later than, but not including, the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to the provision of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Rights Certificate issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-millionth of the then par value, if any, of the shares of Preferred Stock or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or such other securities, as the case may be, at such adjusted Purchase Price.

(l) In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one-millionths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise over and above the number of one-millionths of a share of Preferred Stock or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Preferred Stock or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board determines to be necessary or advisable in order that any (i) consolidation or subdivision of the shares of Preferred Stock, (ii) issuance wholly for cash of shares of Preferred Stock at less than the Current Per Share Market Price therefor, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its shares of Preferred Stock is not taxable to such stockholders.

(n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date and prior to the Distribution Date (i) pays a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which is the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

Section 12  Certificate of Adjusted Purchase Price or Number of Shares

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations, methodology, and calculations accounting for such adjustment, or describing such event, (b) file with the Rights Agent, and with each transfer agent for the shares of Preferred Stock and the shares of Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 and Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

Section 13  Reserved

Section 14  Fractional Rights and Fractional Shares

(a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or, if the Rights are not listed or admitted to trading on the Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, such market maker to be selected by the Board. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-millionth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-millionth of a share of Preferred Stock). Fractions of Preferred Stock in integral multiples of one one-millionth of such Preferred Stock may, in the sole discretion of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-millionth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-millionth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-millionth of a share of Preferred Stock shall be one one-millionth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the shares of the Preferred Stock cannot be so determined, the closing price of the shares of the Preferred Stock for such Trading Day shall be conclusively deemed to be an amount equal to the closing price of the shares of Common Stock shares for such Trading Day multiplied by one million (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Stock shares occurring after the date of this Agreement).

(c) Following the occurrence of any Person becoming an Acquiring Person, the Company shall not be required to issue fractions of shares of Common Stock upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 14(c), the current market value of one share of Common Stock, or other security issuable upon the exercise or exchange of Rights shall be the closing price thereof (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise or exchange.

(d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15  Rights of Action

(a) All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations by the Company of the obligations hereunder of any Person subject to this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however that the Company shall use commercially reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 16  Agreement of Rights Holders

Every holder of a Right consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed and accompanied by a properly executed instrument of transfer with the appropriate forms and certificates fully executed;

(c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.

Section 17  Rights Certificate Holder Not Deemed a Stockholder

No holder, of any Rights Certificate, by means of such possession, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one-millionths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, by means of such possession, any of the rights of a stockholder of the Company including any right to vote on any matter submitted to stockholders at any meeting thereof, including the election of directors, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

Section 18  Concerning the Rights Agent

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the negotiation, preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties and responsibilities under this Agreement and the exercise of its rights hereunder, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The costs and expenses of enforcing this right of indemnification will also be paid by the Company. The provisions of this Section 18 and Section 20 shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

(b) The Rights Agent may conclusively rely on, and will be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with, its acceptance or administration of this Agreement and the exercise and performance of its duties and responsibilities and the exercise of its rights hereunder, in reliance upon any Rights Certificate or certificate evidencing shares of Preferred Stock, Common Stock or other securities of the Company, or any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

(c) Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 19  Merger, Consolidation or Change of Name of Rights Agent

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent changes and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20  Duties of Rights Agent

The Rights Agent undertakes to perform the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer and delivered to the Rights Agent; and such certificate, pursuant to its terms, shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable to the Company and any other Person hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent will have no liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisablity of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment required under the provisions of Sections 11, 12, 22 or 23 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice pursuant to Section 12, upon which the Rights Agent may rely, of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties and the exercise of the rights hereunder from any person reasonably believed by the Rights Agent to be one of the Authorized Officers, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from any such Authorized Officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after but not including the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith in the selection and continued employment thereof (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l) The Rights Agent will not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent is specifically notified in writing by the Company of such fact, event or determination.

(m) The provisions of this Section 20 shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

Section 21  Change of Rights Agent

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ written notice mailed to the Company, and to each transfer agent of the shares of Common Stock and Preferred Stock known to the Rights Agent, respectively, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the shares of Common Stock and the Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall, in its sole discretion, appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of the State of New York or of any other state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the shares of Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22  Issuance of New Rights Certificates

(a) Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

(b) In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (i) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into, shares of Common Stock (including without limitation all shares of Series B-1 Preferred Stock) and (ii) subject to the last sentence of this Section 22, may, in any other case, if deemed necessary or appropriate by the Board, issue Rights in the form of Rights Certificates representing the appropriate number of Rights as would have been issued in respect of such shares of Common Stock if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) except in the case of any shares of Common Stock issuable upon the conversion of shares of Series B-1 Preferred Stock, no such Right or Rights Certificate shall be issued pursuant to this sentence if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Right or Rights Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right or Rights Certificate otherwise would be issued, and (ii) no such Rights or Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof (provided that, in the case of any such adjustment with respect to the Series B-1 Preferred Stock, such adjustment shall have been made in accordance with the Company’s Certificate of Designation with respect to such series). Anything contained herein to the contrary notwithstanding, if at any time following the Distribution Date and prior to the Expiration Date, any shares of Common Stock are issued without Rights upon any conversion of shares of Series B-1 Preferred Stock then outstanding, then from and after the effective time of such conversion of shares of Series B-1 Preferred Stock, the Company shall not issue any additional Rights hereunder, except as provided in clause (i) of the preceding sentence.

Section 23  Redemption

(a) The Board may, at any time prior to the Distribution Date, redeem all but not less than all the then-outstanding Rights at the Redemption Price. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, securities or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the effectiveness of the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held without interest thereon. Promptly after the effectiveness of the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights (with prompt written notice thereof to the Rights Agent) by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock; provided however, that the failure to give, or any defect in, any such notice will not affect the validity of the Redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 24  Exchange

(a) Subject to Section 24(c), on or after the Distribution Date, the Company (i) if on such date the voting rights set forth in Section 12 of the Certificate of Designations for the Series B-1 Preferred Stock are still in effect (the expiration of such voting rights, the “B-1 Consent Right Termination Date”), shall and (ii) at any time thereafter, may, at the option of the Board, exchange all of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such number of shares of Common Stock per Right being hereinafter referred to as the “Exchange Ratio”). If pursuant to an exchange in accordance with the terms of this Section 24(a), a registered holder of any Rights Certificate is entitled to receive shares of Common Stock in an aggregate amount that is not a whole number, the Company will round downward the number of whole shares of Common Stock so issued to the nearest whole number.

(b) Immediately upon the action of the Board ordering the exchange of Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio (or, pursuant to Section 24(c), the equivalent number of shares of Preferred Stock). Promptly after the effectiveness of the exchange of Rights as provided in subsection (a) of this Section 24, the Company shall publicly announce such exchange (with prompt written notice thereof to the Rights Agent) and within 10 calendar days thereafter, shall give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such announcement or notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights shall be effected.

(c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, (i) Common Stock Equivalents, as such term is used in Section 11(a)(iii), (ii) cash, (iii) debt securities of the Company, (iv) other assets or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent), equal to the Current Per Share Market Price of one share of Common Stock (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

(d) The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock (or substitute securities or assets pursuant to Section 24(c)) issuable pursuant to the exchange (or any portion thereof that have not theretofore been issued in connection with the exchange). From and after the time at which such shares are issued to the Trust, all Persons then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (or substitute securities or assets pursuant to Section 24(c)) (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Any shares of capital stock issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or Preferred Stock (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

(e) Notwithstanding any other provision of this Agreement, prior to the B-1 Consent Right Termination Date, the Company shall not in any way amend or supplement this Section 24 without the prior written consent of the holders of a majority of the Series B-1 Preferred Stock.

Section 25  Notice of Certain Events

(a) If the Company proposes to (i) pay any dividend payable in stock of any class to the holders of shares of Preferred Stock or to make any other distribution to the holders of shares of Preferred Stock (other than a regular periodic cash dividend), (ii) offer to the holders of shares of Preferred Stock rights, options, warrants or any similar instrument to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) effect any consolidation or merger into or with any other Person, (v) to effect the liquidation, dissolution or winding up of the Company or (vi) declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or reclassification of the Common Stock then, in each such case, the Company shall give to the Rights Agent and, to the extent possible, to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, warrants, options or any similar instrument or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to but not including the record date for determining holders of the shares of Common Stock and/or Preferred Stock for purposes of such action, and in the case of any such other action covered by clause (i) or (ii) above at least ten (10) days prior to but not including the date of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever is the earlier.

(b) If a Stock Acquisition Date occurs, then the Company shall as soon as practicable thereafter give to the Rights Agent and, to the extent feasible, to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

Section 26  Notices

(a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth (5th) day if sent by first-class mail, postage prepaid, (c) the next Business Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile combined with a phone call to the Company notifying it of such transmission, all addressed (until another address is filed in writing by the Company with the Rights) as follows:

Sirius XM Radio Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: Patrick L. Donnelly, Esq.
Phone: (212) 584-5180
Facsimile: (212) 584-5353

(b) Subject to the provisions of Section 21 any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth (5th) day if sent by first-class mail, postage prepaid, (c) the next Business Day if by nationally recognized overnight courier or (d) upon confirmation, if transmission by facsimile combined with a phone call to the Rights Agent notifying it of such transmission, all addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

The Bank of New York Mellon
Newport Office Center VII
480 Washington Boulevard
Jersey City, New Jersey 07310
Attention: Relationship Manager

with a copy to:

Mellon Investor Services LLC
Newport Office Center VII
480 Washington Boulevard
Jersey City, New Jersey 07310
Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27  Supplements and Amendments

Prior to the Distribution Date, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders Rights, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to amend or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with this sentence. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything herein to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own right, duties, obligations or immunities under this Agreement.

Section 28  Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29  Determinations and Actions by the Board

(a) For all purposes of this Agreement, any calculation of the number of shares of Common Stock or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382 of the Code or any successor or replacement provision.

(b) The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including without limitation a determination to redeem or not redeem the Rights or amend this Agreement).

(c) All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board, or any of the directors on the Board to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board acted in good faith and the Rights Agent shall be fully protected and shall incur no liability in reliance thereon.

Section 30  Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

Section 31  Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction; provided further, however, that if such excluded provision shall affect the rights, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign two Business Days following but not including the date on which such term, provision, covenant or restriction is found to be invalid, void or unenforceable.

Section 32  Governing Law

This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made to be performed entirely within such State.

Section 33  Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34  Descriptive Headings; Interpretation

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. For the avoidance of doubt and for clarification purposes only, if under any circumstance contemplated herein Rights become exercisable for the purchase of shares of Common Stock, such Rights may only be exercised as follows: Rights issued in respect of Common Stock will be exercisable only for the purchase of shares of Common Stock (or any common stock equivalents issued in respect thereof).

Section 35  Force Majeure

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Sirius XM Radio Inc.

/s/  Patrick Donnelly
Name:     Patrick Donnelly
Title:     Executive Vice President and General Counsel

The Bank of New York Mellon,
as Rights Agent

/s/  James F. Kiszka
Name:     James F. Kiszka
Title:     Vice President

Signature page to Rights Agreement

Exhibit A

CERTIFICATE OF DESIGNATION

OF

SERIES C JUNIOR PREFERRED STOCK

OF

SIRIUS XM RADIO INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Sirius XM Radio Inc. (hereinafter called the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the Company is Sirius XM Radio Inc.

2. The certificate of incorporation, as amended (the “Certificate of Incorporation”) of the Company authorizes the issuance of 50,000,000 shares of Preferred Stock, $0.001 par value (the “Preferred Stock”), and expressly vests in the Board of Directors of the Company (the “Board”) the authority provided therein to provide for the issuance of said shares in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

3. The Board, pursuant to the authority expressly vested in it as aforesaid, on April 28, 2009 adopted the following resolutions creating a “Series C Junior” series of Preferred Stock:

RESOLVED, that a series of the class of authorized Preferred Stock of the Company be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

SERIES C JUNIOR PREFERRED STOCK

Section 1  Designation and Amount.  The shares of such series will be designated as Series C Junior Preferred Stock (the “Series C Preferred”) and the number of shares constituting the Series C Preferred is 9,000. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease will reduce the number of shares of Series C Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company and convertible into Series C Preferred.

Section 2  Dividends and Distributions.  (a) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior to the Series C Preferred with respect to dividends, the holders of shares of Series C Preferred, in preference to the holders of Common Stock, par value $0.001 per share (collectively, the “Common Stock”), of the Company, and of any other junior stock, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, the greater of (i) $1 and (ii) one million (1,000,000) times the aggregate per share amount of all cash dividends, and one million (1,000,000) times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding

Dividend Payment Date or, with respect to the First Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred. In the event that the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series C Preferred are then issued or outstanding, the amount to which holders of shares of Series C Preferred would otherwise be entitled immediately prior to such event will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Company will declare a dividend on the Series C Preferred as provided in paragraph (a) of this Section 2 immediately after it declares a dividend on the Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series C Preferred will be payable immediately prior to the time at which the related dividend on the Common Stock is payable.

(c) Dividends will accrue, and be cumulative, on outstanding shares of Series C Preferred from the Dividend Payment Date next preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series C Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue, and be cumulative, from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series C Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series C Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than 60 calendar days prior to the date fixed for the payment thereof.

Section 3  Voting Rights.

The holders of shares of Series C Preferred shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Certificate of Incorporation or required by law, each share of Series C Preferred shall entitle the holder thereof to 1,000,000 votes, on all matters upon which the holders of the Common Stock of the Company are entitled to vote. In the event the Company shall at any time after the Record Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series C Preferred and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4  Restrictions.

(a) Whenever dividends or distributions payable on the Series C Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred outstanding have been paid in full, the Company will not:

(i) Declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) (“Junior Stock”) to the shares of Series C Preferred;

(ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) (“Parity Stock”) with the shares of Series C Preferred, except dividends paid ratably on the shares of Series C Preferred and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) Redeem, purchase or otherwise acquire for consideration shares of any Junior Stock; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any other Junior Stock of the Company; or

(iv) Redeem, purchase or otherwise acquire for consideration any shares of Series C Preferred, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company will not permit any majority-owned subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5  Reacquired Shares.  Any shares of Series C Preferred purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6  Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Company, no distribution will be made (a) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series C Preferred have received an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series C Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to a minimum per share liquidation payment of $1,000 but will be entitled to an aggregate per share liquidation payment of 1,000,000 times the payment made per share of Common Stock or (b) to the holders of shares of Parity Stock, except distributions made ratably on the shares of Series C Preferred and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series C Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series C Preferred would otherwise be entitled immediately prior to such event will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7  Consolidation, Merger, Etc.  In the event that the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series C Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one million (1,000,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock in a smaller number of shares or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series C Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8  Redemption.  The shares of Series C Preferred are not redeemable.

Section 9  Rank.  The Series C Preferred rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Company’s Preferred Stock, unless the terms of such series shall so provide.

Section 10  Fractional Shares.  Series C Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series C Junior Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the DGCL.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company by the undersigned on April 29, 2009.

Sirius XM Radio Inc.

By:
Name:
Title:

Exhibit B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	Rights in respect of Common Stock

NOT EXERCISABLE AFTER AUGUST 1, 2011 OR SUCH EARLIER DATE AS PROVIDED BY THE RIGHTS AGREEMENT OR IF REDEMPTION, EXCHANGE OR AMENDMENT OCCURS. IF REDEEMED, EXCHANGED OR AMENDED. THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF SHALL BECOME NULL AND VOID AND NO LONGER TRANSFERABLE.

RIGHTS CERTIFICATE
Sirius XM Radio Inc.

This certifies that          , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, (the “Rights Agreement”), by and between Sirius XM Radio Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation (the “Rights Agent”), dated as of April 29, 2009, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York time) on the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, one-millionth of a fully paid nonassessable share of Series C Junior Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $2.00 per one one-millionth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Rights Certificate (and the number of one one-millionths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of shares of Preferred Stock (or other securities, as the case may be) which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to adjustment upon the occurrence of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and can be obtained from the Company without charge upon written request therefor.

Pursuant to the Rights Agreement, from and after the occurrence of any Person becoming an Acquiring Person, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of any Person becoming an Acquiring Person or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with any Person becoming an Acquiring Person pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of any Person becoming an Acquiring Person, no Rights Certificate will be issued that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement will be canceled.

This Rights Certificate, with or without other Rights Certificates, may be exchanged for another Rights Certificate or Rights Certificates entitling the holder to purchase a like number of one-millionths of a Preferred Share (or other securities, as the case may be) as the Rights Certificate or Rights Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office or offices of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate properly completed and duly executed.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.00001 per Right or may be exchanged in whole or in part. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-millionth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable, as the case may be, upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred Shares or other Securities, the Company may make a cash payment, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised in accordance with the provisions of the Rights Agreement.

This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

[Remainder of page left intentionally blank]

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of          ,          .

Sirius XM Radio Inc.

By:
Name:
Title:

Countersigned:

The Bank of New York Mellon,
as Rights Agent

By:
Name:
Title:

Signature page for Rights Certificate

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED,                                    hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint           , to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated :          ,

Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:          ,

Signature

Form of Reverse Side of Rights Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights Certificate)

To Sirius XM Radio Inc.:

The undersigned hereby irrevocably elects to exercise            Rights represented by this Rights Certificate to purchase the number of one-millionths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:          ,

Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:          ,

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not properly completed, such Assignment or Election to Purchase will not be honored.

Exhibit C

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS PLAN) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS

On April 28, 2009, the Board of Directors (the “Board”) of Sirius XM Radio Inc., a Delaware corporation (the “Company”), adopted a rights plan and declared a dividend of one preferred share purchase right for each outstanding share of common stock. The dividend is payable to our stockholders of record as of May 11, 2009. The terms of the rights and the rights plan are set forth in a Rights Agreement, by and between us and The Bank of New York Mellon, as Rights Agent, dated as of April 29, 2009 (the “Rights Plan”).

This summary of rights provides only a general description of the Rights Plan, and thus, should be read together with the entire Rights Plan, which is incorporated into this summary by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Rights Plan. Upon written request, the Company will provide a copy of the Rights Plan free of charge to any of its stockholders.

Our Board adopted the Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards and certain other tax benefits (the “NOLs”) to reduce potential future federal income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to us. However, if we experience an “Ownership Change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Rights Plan is intended to act as a deterrent to any person or group (other than the Company, any Related Person or any Exempt Person) (an “Acquiring Person”) acquiring 4.9% or more of our outstanding common stock (assuming for purposes of this calculation that all of the Series A Convertible Preferred Stock and Series B-1 Convertible Preferred Stock are converted into common stock) without the approval of our Board. Stockholders who own 4.9% or more of our outstanding common stock as of the close of business on April 29, 2009 will not trigger the Rights Plan so long as they do not (i) acquire any additional shares of common stock or (ii) fall under 4.9% ownership of common stock and then re-acquire 4.9% or more of the common stock. The Rights Plan exempts future acquisitions of common stock by any Liberty Party, but does not in any respect alter the respective rights and obligations of the Company and the Liberty Parties under the Liberty Investment Agreement. Any rights held by an Acquiring Person are null and void and may not be exercised. Our Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan.

The Rights.  Our Board authorized the issuance of one right per each outstanding share of our common stock payable to our stockholders of record as of May 11, 2009. Subject to the terms, provisions and conditions of the Rights Plan, if the rights become exercisable, each right would initially represent the right to purchase from us one one-millionth of a share of our Series C Junior Preferred Stock for a purchase price of $2.00 (the “Purchase Price”). If issued, each fractional share of preferred stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder of the Company, including without limitation any dividend, voting or liquidation rights.

Exercisability.  The rights will not be exercisable until the close of business on the tenth business day after a public announcement by us that a person or group has become an Acquiring Person.

We refer to the date that the rights become exercisable as the “Distribution Date.” Until the Distribution Date, our common stock certificates will evidence the rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred on the books and records of the Rights Agent as provided in the Rights Plan.

After the Distribution Date, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of common stock having a market value of two times the Purchase Price.

Exchange.  On or after the Distribution Date, the Company, (i) will, if on such date the voting rights set forth in Section 12 of the Certificate of Designations for our Convertible Perpetual Preferred Stock, Series B-1, are still in effect, and (ii) at any time thereafter, may, at the option of the Board, exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock per right (subject to adjustment).

Expiration.  The rights and the Rights Plan will expire on the earliest of (i) August 1, 2011, (ii) the time at which the Rights are redeemed pursuant to the Rights Plan, (iii) the time at which the Rights are exchanged pursuant to the Rights Plan, (iv) the repeal of Section 382 of the Code or any successor statute if the Board determines that the Rights Plan is no longer necessary for the preservation of Tax Benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward and (vi) June 30, 2010 if Stockholder Approval has not been obtained.

Redemption.  At any time prior to the Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right, subject to adjustment to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Anti-Dilution Provisions.  Our Board may make certain adjustments to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the preferred shares or our common stock. Such adjustments may include adjustments to the purchase price of the preferred shares under the Rights, the number of preferred shares issuable pursuant to each Right and the number of outstanding Rights, in each case as provided in the Rights Plan. Generally, no adjustments to the purchase price of less than 1% will be made.

Amendments.  Before the Distribution Date, our Board may amend or supplement the Rights Plan without the consent of the holders of the Rights. After the Distribution Date, our Board may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable, and no such amendment may cause the Rights again to become redeemable or cause this Rights Plan again to become amendable other than in accordance with this sentence.

Appendix B

FORM OF CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

SIRIUS XM RADIO INC.

The undersigned officer of Sirius XM Radio Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Sirius XM Radio Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Section (1) of the Article numbered “Fourth” so that, as amended, said Section of said Article shall be and read as follows:

“Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is [4,550,000,000][1,350,000,000][750,000,000]1 shares, consisting of (1) 50,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), and (2) [4,500,000,000] [1,300,000,000] [700,000,000]2 shares of common stock, par value $0.001 per share (“Common Stock”).

Upon the effectiveness of the amendment to the Restated Certificate of Incorporation adding this paragraph thereto, (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) are reclassified into a smaller number of shares such that each two to twenty-five shares of issued Common Stock immediately prior to the Effective Time are reclassified as and combined into one share of Common Stock (the “New Common Stock”), the exact ratio within the two to twenty-five range to be determined by the board of directors of the Corporation prior to the Effective Time and publicly announced by the Corporation (such combination and conversion, the “Reverse Stock Split”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to BNY Mellon, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have

1 The total number of shares of all classes of stock authorized will be: 4,550,000,000 if the reverse stock split ratio determined by the board of directors is between one-for-two and one-for-nine; 1,350,000,000 if the reverse stock split ratio determined by the board of directors is between one-for-ten and one-for-nineteen; and 750,000,000 if the reverse stock split ratio determined by the board of directors is between one-for-twenty and one-for-twenty-five.
2 The total number of shares of Common Stock authorized will be: 4,500,000,000 if the reverse stock split ratio determined by the board of directors is between one-for-two and one-for-nine; 1,300,000,000 if the reverse stock split ratio determined by the board of directors is between one-for-ten and one-for-nineteen; and 700,000,000 if the reverse stock split ratio determined by the board of directors is between one-for-twenty and one-for-twenty-five.

a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Date on the basis of the prevailing market prices of the New Common Stock at the time of the sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without any action on the part of the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.”

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on the date of filing with the Secretary of State of the State of Delaware.

[Rest of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of this day of           , 201 .

Sirius XM Radio Inc.

By:
Name:
Title:

Corporate Information

Management	Board of Directors	Executive Offices

Mel Karmazin
Chief Executive Officer

Scott A. Greenstein
President and Chief Content Officer

James E. Meyer
President, Operations and Sales

Dara F. Altman
Executive Vice President and Chief
Administrative Officer

Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

David J. Frear
Executive Vice President and Chief
Financial Officer

Common Stock Directors

Eddy W. Hartenstein
Chairman of the Board of
Sirius XM Radio Inc.
Publisher and CEO
Los Angeles Times

Joan L. Amble
Director
Executive Vice President and
Corporate Comptroller
American Express Company

Leon D. Black
Director
Founding Partner
Apollo Management, L.P.

Lawrence F. Gilberti
Director
Partner
Reed Smith LLP

James P. Holden
Director
President and CEO (Retired)
Chrysler Corporation

Mel Karmazin
Director
Chief Executive Officer
Sirius XM Radio Inc.

James F. Mooney
Director
Chairman
Virgin Media Inc.

Jack Shaw
Director
Chief Executive Officer (Retired)
Hughes Electronics Corporation

Preferred Stock Directors

John C. Malone
Director
Chairman of the Board
Liberty Media Corporation

Gregory B. Maffei
Director
President and CEO
Liberty Media Corporation

David J.A. Flowers
Director
Senior Vice President and Treasurer
Liberty Media Corporation
Sirius XM Radio Inc. 1221 Avenue of the Americas 36th Floor New York, New York 10020 212.584.5100 www.siriusxm.com

Stockholder Information

Independent Registered
Annual Stockholders Meeting	Transfer Agent and Registrar	Public Accounting Firm

The annual meeting of Sirius XM stockholders is scheduled for 9:00 a.m., New York City time, on Thursday, May 27, 2010, in The Auditorium at The Equitable Center, 787 Seventh Avenue, New York, New York 10019.
The transfer agent and registrar
for the Company’s common stock is:

BNY Mellon
Shareowner Services
P.O. Box 358015
Pittsburgh, PA 15252-8015
1-877-268-1949 (toll free) and
201-680-6685 (international callers)
800-231-5469 (hearing impaired TDD
phone)
www.bnymellon.com/shareowner/isd

Sirius XM common stock is listed on
The NASDAQ Global Select Market
under the symbol “SIRI”.
KPMG LLP 345 Park Avenue New York, New York 10154

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Sirius XM Radio Inc. INTERNET http://www.proxyvoting.com/siri Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. WO# 71663 FOLD AND DETACH HERE A. Sirius XM’s Directors recommends a vote FOR each director (please mark your vote for each director separately). Please mark your votes as indicated in this example 1. Election of Directors for a Term of one year 1.1 Joan L. Amble 1.2 Leon D. Black 1.3 Lawrence F. Gilberti 1.4 Eddy W. Hartenstein FOR AGAINST ABSTAIN 1.5 James P. Holden 1.6 Mel Karmazin 1.7 James F. Mooney 1.8 Jack Shaw FOR AGAINST ABSTAIN B. Sirius XM’s Directors recommends a vote FOR Proposals 2-4. FOR AGAINST ABSTAIN 2. To approve our board of directors’ decision to adopt and implement a short-term stockholder rights plan designed to preserve certain potential tax benefits. 3. Approve an amendment to our certificate of incorporation to (i) effect a reverse stock split of our common stock by a ratio described in the proxy statement at any time prior to June 30, 2011, with the exact ratio to be set by our board of directors, and (ii) reduce the number of authorized shares of our common stock as described in the proxy statement. 4. Approve the appointment of KPMG LLP as our independent registered public accountants for 2010. 2. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date The signature should correspond exactly with stockholders name as printed to the left. In case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

SIRIUSXM RADIO INC. ADMISSION TICKET 2010 ANNUAL MEETING OF STOCKHOLDERS THURSDAY, MAY 27, 2010 9:00 A.M. TO BE HELD AT THE EQUITABLE CENTER THE AUDITORIUM 787 SEVENTH AVENUE NEW YORK, NEW YORK THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isdwhere step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The 2009 Annual Report, Notice of Annual Meeting and Proxy Statement are available at: http://bnymellon.mobular.net/bnymellon/siri FOLD AND DETACH HERE SIRIUS XM RADIO INC. Proxy Solicited on behalf of the Board of Directors of Sirius XM Radio Inc. The undersigned hereby appoints Patrick L. Donnelly and Ruth A. Ziegler, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote the undersigned’s shares of Sirius XM Radio common stock (including any shares of common stock which the undersigned has the right to direct the proxies to vote under the Sirius XM Radio Inc. 401 (k) Savings Plan), our Series A Convertible Preferred Stock and our Convertible Perpetual Preferred Stock, Series B-1, at the Annual Meeting of Stockholders of Sirius XM Radio Inc. to be held on Thursday, May 27, 2010, at 9:00 A.M., in the Auditorium at The Equitable Center, 787 Seventh Avenue, New York, New York, and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed on the reverse hereof by the Stockholder. If no direction is made, this proxy will be voted FOR all nominees and FOR all Proposals. (Continued and to be dated and signed on the reverse side) Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 201 -369-9711 SIGNATURE: DATE: (THIS BOXED AREA DOES NOT PRINT)